                                                                    EXHIBIT 4.14

================================================================================



                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT



                                      AMONG



                       INTERNATIONAL WIRE HOLDING COMPANY,



                         THE BORROWERS SPECIFIED HEREIN,



                               The Several Lenders
                        from Time to Time Parties Hereto,

                                       and

                              JPMORGAN CHASE BANK,
                            AS ADMINISTRATIVE AGENT,


                                   ----------

                          J.P. MORGAN SECURITIES INC.,
                           AS ARRANGER AND BOOKRUNNER

                                   ----------

                          Dated as of December 20, 2001

================================================================================

                                TABLE OF CONTENTS

                                                                             Page
                                                                             ----
SECTION 1 DEFINITIONS .........................................................1
        1.1     Defined Terms .................................................1
        1.2     Other Definitional Provisions ................................31
        1.3     Construction .................................................31

SECTION 2 AMOUNT AND TERMS OF COMMITMENTS ....................................32
        2.1     Revolving Credit Commitments .................................32
        2.2     Procedure for Revolving Credit Borrowing .....................32
        2.3     Fees .........................................................33
        2.4     Termination or Reduction of Revolving Credit Commitments .....33
        2.5     Repayment of Loans ...........................................34
        2.6     Optional Prepayments .........................................34
        2.7     Mandatory Prepayments and Revolving Credit Commitment
                Reductions ...................................................34
        2.8     Conversion and Continuation Options ..........................36
        2.9     Minimum Amounts of Tranches ..................................36
        2.10    Swing Line Commitment ........................................37

SECTION 3 LETTERS OF CREDIT ..................................................38
        3.1     The L/C Commitment ...........................................38
        3.2     Procedure for Issuance of Letters of Credit ..................39
        3.3     Fees, Commissions and Other Charges ..........................40
        3.4     L/C Participations ...........................................40
        3.5     L/C Obligation of the Borrowers ..............................41
        3.6     Obligations Absolute .........................................41
        3.7     Letter of Credit Payments ....................................42
        3.8     Letter of Credit Applications ................................42

SECTION 4 GENERAL PROVISIONS .................................................42
        4.1     Interest Rates and Payment Dates .............................42
        4.2     Computation of Interest and Fees .............................43
        4.3     Inability to Determine Interest Rate .........................43
        4.4     Pro Rata Treatment and Payments ..............................44
        4.5     Borrowing Base Compliance ....................................46
        4.6     Illegality ...................................................46
        4.7     Requirements of Law ..........................................47
        4.8     Taxes ........................................................48
        4.9     Indemnity ....................................................49
        4.10    Replacement of Lender ........................................50
        4.11    Change of Lending Office .....................................51

SECTION 5 REPRESENTATIONS AND WARRANTIES .....................................51
        5.1     Financial Condition ..........................................51
        5.2     No Change ....................................................52

                                                                             Page
                                                                             ----
        5.3     Corporate Existence; Compliance with Law .....................52
        5.4     Corporate Power; Authorization; Enforceable Obligations ......52
        5.5     No Legal Bar .................................................52
        5.6     No Material Litigation .......................................53
        5.7     No Default ...................................................53
        5.8     Ownership of Property; Liens .................................53
        5.9     Intellectual Property ........................................53
        5.10    Taxes ........................................................53
        5.11    Federal Regulations ..........................................54
        5.12    ERISA ........................................................54
        5.13    Investment Company Act; Other Regulations ....................55
        5.14    Subsidiaries, Etc. ...........................................55
        5.15    Purpose of Loans .............................................55
        5.16    Environmental Matters ........................................55
        5.17    Disclosure ...................................................56
        5.18    Security Documents ...........................................56
        5.19    Solvency .....................................................57
        5.20    No Fees ......................................................57
        5.21    Insurance ....................................................57
        5.22    Senior Debt ..................................................57
        5.23    Labor Matters ................................................57

SECTION 6 CONDITIONS PRECEDENT ...............................................57
        6.1     Initial Extension of Credit ..................................57
        6.2     Conditions to Each Extension of Credit .......................60

SECTION 7 AFFIRMATIVE COVENANTS ..............................................61
        7.1     Financial Statements .........................................61
        7.2     Certificates; Other Information ..............................62
        7.3     Payment of Obligations .......................................63
        7.4     Conduct of Business and Maintenance of Existence .............63
        7.5     Maintenance of Property; Insurance ...........................63
        7.6     Inspection of Property; Books and Records; Discussions .......64
        7.7     Notices ......................................................64
        7.8     Environmental Laws ...........................................65
        7.9     Additional Collateral, Etc ...................................66
        7.10    Mortgages; Mortgage Amendments; Surveys ......................67
        7.11    Title Insurance Policy .......................................68
        7.12    Maintenance  of Cash Management System .......................69
        7.13    Borrowing Base Certificate ...................................69
        7.14    Borrowing Base Review ........................................69
        7.15    Machinery and Equipment Appraisal ............................70
        7.16    Changes in Jurisdiction, Name, etc. ..........................70

SECTION 8 NEGATIVE COVENANTS .................................................70
        8.1     Financial Condition Covenants ................................70
        8.2     Limitation on Indebtedness ...................................72

                                                                             Page
                                                                             ----
        8.3     Limitation on Liens ..........................................74
        8.4     Limitation on Guarantee Obligations ..........................75
        8.5     Limitation on Fundamental Changes ............................76
        8.6     Limitation on Sale of Assets .................................77
        8.7     Limitation on Dividends ......................................78
        8.8     Limitation on Capital Expenditures ...........................79
        8.9     Limitation on Investments, Loans and Advances ................79
        8.10    Optional Payments and Modifications of Certain Debt
                Instruments ..................................................81
        8.11    Limitation on Transactions with Affiliates ...................82
        8.12    Limitation on Sales and Leasebacks ...........................83
        8.13    Limitation on Changes in Fiscal Year .........................83
        8.14    Restrictions Affecting Subsidiaries ..........................83
        8.15    Limitation on Lines of Business ..............................83
        8.16    Amendments to Corporate Documents ............................83
        8.17    Limitations on Commodity Hedging Transactions ................83
        8.18    Passive Status of Holdings ...................................83

SECTION 9 EVENTS OF DEFAULT ..................................................84

SECTION 10 THE ADMINISTRATIVE AGENT ..........................................87
        10.1    Appointment ..................................................87
        10.2    Delegation of Duties .........................................87
        10.3    Exculpatory Provisions .......................................87
        10.4    Reliance by Administrative Agent .............................88
        10.5    Notice of Default ............................................88
        10.6    Non-Reliance on Administrative Agent and Other Lenders .......88
        10.7    Indemnification ..............................................89
        10.8    Administrative Agent in Its Individual Capacity ..............89
        10.9    Successor Administrative Agent ...............................89
        10.10   Additional Ministerial Powers of Administrative Agent ........90

SECTION 11 MISCELLANEOUS .....................................................90
        11.1    Amendments and Waivers .......................................90
        11.2    Notices ......................................................91
        11.3    No Waiver; Cumulative Remedies ...............................92
        11.4    Survival of Representations and Warranties ...................92
        11.5    Payment of Expenses and Taxes ................................92
        11.6    Successors and Assigns; Participations and Assignments .......93
        11.7    Adjustments; Set-off .........................................96
        11.8    Counterparts .................................................97
        11.9    Severability .................................................97
        11.10   Integration ..................................................97
        11.11   GOVERNING LAW ................................................97
        11.12   Submission To Jurisdiction; Waivers ..........................97
        11.13   Acknowledgements .............................................98
        11.14   WAIVERS OF JURY TRIAL ........................................98
        11.15   Confidentiality ..............................................98
        11.16   Indiana Property Transfer Laws ...............................99
        11.17   Effect of Amendment and Restatement of the Existing Credit
                Agreement ....................................................99

EXHIBITS

A-1      Form of Guarantee and Collateral Agreement
A-2      Form of Patent Security Agreement
A-3      Form of Trademark Security Agreement
A-4      Form of Copyright Security Agreement
A-5      Form of Mortgage
A-6      Form of Mortgage Amendment
B        Form of Exemption Certificate
C        Form of Swing Line Loan Participation Certificate
D        Form of Assignment and Acceptance
E        Form of Legal Opinion of Counsel to the Company and
         Holdings
F        Form of Closing Certificate
G        Form of Solvency Certificate
H        Form of Perfection Certificate
I        Form of Borrowing Base Certificate


SCHEDULES

1.1A     Subsidiary Borrowers
1.1B     Addresses for Notices; Commitments
5.9      Intellectual Property
5.14     Subsidiaries, Joint Ventures, etc.
5.18     Filing Locations and Properties
5.20     Fees
8.2      Existing Indebtedness
8.3      Existing Liens
8.4      Existing Guarantee Obligations
8.6(a)   Obsolete Assets
8.9      Existing Investments
8.11     Transactions with Affiliates

       SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 20, 2001, among INTERNATIONAL WIRE GROUP, INC., a Delaware corporation (the "Company"), and each of the entities listed on Schedule 1.1A hereto, as joint and several borrowers hereunder (the "Borrowers"), INTERNATIONAL WIRE HOLDING COMPANY, a Delaware corporation ("Holdings"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan
Bank), a New York banking corporation, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").

                                   WITNESSETH:

       WHEREAS, the Company, Holdings, certain of the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of February 12, 1997 (as amended, supplemented or otherwise modified prior to the date hereof, the "Existing Credit Agreement");

       WHEREAS, the Company has requested that the Lenders refinance the credit facilities outstanding under the Existing Credit Agreement;

       WHEREAS, the Lenders are willing to amend and restate the Existing Credit Agreement to provide for a senior secured revolving credit facility in an aggregate principal amount of up to $70,000,000, of which up to $35,000,000 will be available in the form of letters of credit and up to $12,500,000 will be available pursuant to a swing line facility; and

       WHEREAS, all of the Obligations (as defined herein) of the Borrowers hereunder will be secured by certain collateral described in the Security Documents (as defined herein).

       NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

                              SECTION 1 DEFINITIONS

               1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

               "Account": any right to payment for goods sold in the ordinary course of business, regardless of how such right is evidenced and whether or not it has been earned by performance.

               "Account Debtor": with respect to any Account, the obligor with respect to such Account.

               "Adjusted Eligible Accounts Receivable": Eligible Accounts Receivable minus the Dilution Reserve.

               "Adjusted Eligible Bare Wire Division Inventory": the product of Eligible Bare Wire Division Inventory minus Inventory Reserves.

               "Adjusted Eligible Insulated Wire Division Inventory": the product of Eligible Insulated Wire Division Inventory minus Inventory Reserves.

               "Administrative Agent": JPMorgan Chase Bank, together with its affiliates, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

               "Affected Eurocurrency Loans": as defined in subsection 2.7(g).

               "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 51% or more of the securities having ordinary voting power for the election of directors of such Person or
       (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

               "Agreement": this Credit Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time.

               "Aggregate Revolving Extensions of Credit": at any time, the aggregate Revolving Extensions of Credit of each of the Revolving Credit Lenders.

               "Alternate Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
       (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; "Base CD Rate" shall mean the sum of (a) the product of
       (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three- Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three- month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding

       Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

               "Alternate Base Rate Loans": Loans at such time as they are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

               "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

               Alternate Base Rate Loans
               2.25%

               Eurodollar Rate Loans
               3.25%

               "Asset Sale": any sale, transfer or other disposition (including any sale and leaseback of assets and any sale of accounts receivable in connection with a receivable financing transaction) by the Company or any of its Subsidiaries of any property of the Company or any such Subsidiary (including property subject to any Lien under any Security Document), other than as permitted pursuant to subsection 8.6 (except to the extent set forth in subsection 8.6(d) and provided that, except with respect to the loss or condemnation of all or substantially all of the assets of the Company and its Subsidiaries, the proceeds from such casualty or condemnation (including insurance) are used (i) to replace or rebuild the lost or condemned assets or (ii) to invest in other assets useful in the business of the Company in an aggregate value per fiscal year not to exceed $2,500,000, in each case within the time period specified in subsection 2.7(e)).

               "Assignee": as defined in subsection 11.6(c).

               "Assignment and Acceptance": an assignment and acceptance entered into by a Lender or an assignee, substantially in the form of Exhibit D.

               "Available Revolving Credit Commitment": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Revolving Credit Lender's Revolving Credit Commitment less (b) the amount of such Revolving

       Credit Lender's Revolving Extensions of Credit; collectively, as to all the Lenders, the "Available Revolving Credit Commitments."

               "Bare Wire Division": the division of the Company, and all of the assets held by such division, that manufactures and sells bare and tin-plated copper wire products (or conductors) that are used to transmit digital, video and audio signals or conduct electricity.

               "Basket Amount": at any time, an amount (such amount, the "Designated Amount") equal to $10,000,000 in fiscal year 2002, plus an additional $5,000,000 in fiscal year 2003 and plus an additional $5,000,000 in fiscal year 2004; provided that at any time when either (a) the aggregate Available Revolving Credit Commitments or (b) the amount of the Borrowing Base available to support additional extensions of credit hereunder is less than or equal to $15,000,000, the "Basket Amount" shall equal the lesser of, at such time, of (i) the Designated Amount and (ii) the lesser of the amount of clauses (a) and (b).

               "Borrowers": as defined in the preamble hereto.

               "Borrowing Base": shall mean, at the time of any determination, an amount equal to the sum, without duplication, of (a) 85% of Adjusted Eligible Accounts Receivable, plus (b) 65% of Adjusted Eligible Bare Wire Division Inventory, plus (c) 55% of Adjusted Eligible Insulated Wire Division Inventory plus (d) the M&E Component. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to subsection
       7.13 of the Agreement. If the consolidated financial position of the Company or the value of the assets constituting the Borrowing Base has been materially impaired, standards of eligibility and reserves and advance rates of the Borrowing Base may be revised and adjusted from time to time by the Administrative Agent to take into account such actual performance experience compared to the Company's performance experience prior to the date hereof as determined by the Administrative Agent in good faith (or with the approval of the Required Lenders if such revisions or adjustments would increase availability under the Revolving Facility), with any changes in such standards to be effective three Business Days after delivery of notice thereof to the Company.

               "Borrowing Base Certificate": a certificate substantially in the form of Exhibit I hereto (with such changes therein as may be required by the Administrative Agent in good faith from time to time to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Financial Officer of the Company, which shall include appropriate exhibits, schedules and supporting documentation as outlined in Schedule 1 to Exhibit I and additional reports requested by the Administrative Agent as provided in subsection 7.13.

               "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.2 or 2.10 as a date on which the Company requests Lenders to make Loans hereunder.

               "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealing in Dollar deposits in the London interbank market.

               "Camden": Camden Wire Co., Inc., a New York corporation.

               "Capital Expenditures": expenditures (including, without limitation, obligations created under Capital Lease Obligations and purchase money Indebtedness in the year in which created but excluding payments made thereon) of the Company and its Subsidiaries in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired (v) in connection with normal replacement and maintenance programs properly expensed in accordance with GAAP, (w) with the proceeds of any casualty insurance or condemnation award (with such expenditures to be made, to the extent subsection 2.7(e) is applicable, in accordance with subsection 2.7(e)), (x) with the cash proceeds of any Asset Sale made pursuant to subsection 8.6(d) applied or contractually committed to be applied within one year from receipt of such proceeds,
       (y) in a Permitted Acquisition or pursuant to an Investment permitted by 8.9(c) or with the net cash proceeds of any Asset Sale permitted by subsection 8.6(a) and (z) Capital Expenditures made with the Net Cash Proceeds of any Capital Stock issuance by Holdings after the date hereof).

               "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

               "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

               "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

               "Cash Management System" as defined in subsection 6.1(q).

               "C/D Assessment Rate": for any day as applied to the Base CD Rate, the net annual assessment rate (rounded upward to the nearest 1/100th of 1%) determined by JPMorgan Chase Bank to be payable on such day to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits made in Dollars at the offices of JPMorgan Chase Bank in the United States.

               "C/D Reserve Percentage": for any day as applied to the Base CD Rate, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion Dollars in respect of new non-personal time deposits in Dollars in New York City having a three month maturity and in an amount of $100,000 or more.

               "Change of Control": the earlier to occur of the following events: (A) Hicks, Muse, Tate & Furst Incorporated, Hanley Partners, Inc. and/or their respective Affiliates ("HMTFI") shall cease to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings, provided that the occurrence of the foregoing event shall not be deemed a Change of Control if (a) at any time prior to the consummation of an Initial Public Offering, and for any reason whatever, (i) HMTFI otherwise has the right to designate (and does so designate) a majority of the board of directors of Holdings or (ii) HMTFI and its employees, directors and officers (the "HMTFI Group") own of record and beneficially an amount of common stock of Holdings equal to at least 50% of the amount of common stock of Holdings owned by the HMTFI Group of record and beneficially as of the Closing Date and such ownership by the HMTFI Group represents the largest single block of voting securities of Holdings held by any Person or related group for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (b) at any time after the consummation of an Initial Public Offering, and for any reason whatever, (i) HMTFI shall own greater than 10% of the outstanding common stock of Holdings, (ii) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding HMTFI, is not or shall not become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of a greater percentage of voting stock of Holdings than is owned by HMTFI and (iii) the board of directors of Holdings shall consist of a majority of Continuing Directors, (B) a "change of control" as defined in any document pertaining to the Senior Subordinated Notes or
       (C) if Holdings shall fail to own directly or indirectly, beneficially and of record, 100% of the Capital Stock of the Company free and clear of all Liens other than (i) Liens in favor of the Credit Parties pursuant to the Guarantee and Collateral Agreement and (ii) Liens permitted by subsection 8.3(b).

               "Closing Date": the date on which the conditions precedent set forth in subsection 6.1 shall be satisfied.

               "Code": the Internal Revenue Code of 1986, as amended from time to time.

               "Collateral": all property of the Credit Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

               "COMEX": a division of the New York Mercantile Exchange.

               "Commitment Fee Rate": for any period, the applicable rate per annum set forth below based on the average for such period of the daily aggregate Available Revolving Credit Commitments divided by the aggregate Revolving Credit Commitments for such day:

         Available Revolving Credit
           Commitments/ Revolving
             Credit Commitments              Commitment Fee Rate
         --------------------------          -------------------
1.    greater than or equal to 66 2/3%              1.25%

2.    less than 66 2/3%                             1.00%
      greater than or equal to 33 1/3%

3.    less than 33 1/3%                             0.75%

               "Commitment Percentage": as to any Lender, at any time, the percentage of the aggregate Revolving Credit Commitments constituted by such Lender's Revolving Credit Commitment.

               "Commitments": the collective reference to the Revolving Credit Commitments, the Swing Line Commitment, and the L/C Commitment; individually, a "Commitment."

               "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

               "Company": as defined in the preamble hereto.

               "Conduit Lender": any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to subsection 4.7, 4.8 or 4.9 or 11.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

               "Consolidated EBITDA": for any period, with respect to any Person, Consolidated Net Income of such Person for such period (A) plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (i) total income and franchise tax expense, (ii) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions and discounts and other fees and charges associated with Indebtedness, (iii) depreciation and amortization expense, (iv) amortization of intangibles (including, but not limited to, goodwill and organization costs), (v) other noncash charges and expenses (including non-cash currency exchange losses), (vi) any extraordinary and unusual losses (including losses on sales of assets other than inventory sold in the ordinary course of business) other than any loss from any discontinued operation and (vii) fees and expenses associated with one or more causes of action, claims or lawsuits where the Company or any of its Subsidiaries is named as a potentially liable party relating to washing machine inlet water hoses in an aggregate amount not to exceed $4,000,000 and (B) minus, without duplication and to the extent reflected as a credit or gain in the statement of such Consolidated Net Income for such period, the sum of (i) any extraordinary and unusual gains (including gains on the sales of assets, other than inventory sold in the ordinary course of business) other than any income from discontinued operations and (ii) other noncash credits or gains (including non-cash currency exchange gains).

               "Consolidated Net Income": for any period, with respect to any Person, the amount which, in conformity with GAAP, would be set forth opposite the caption "Net Income/(Loss)" (or any like caption) on a consolidated statement of operations of such Person and its Subsidiaries for such period.

               "Consolidated Senior Debt": at a particular date, with respect to the Company, (a) the aggregate principal amount of Indebtedness outstanding under this Agreement, Capital Lease Obligations, purchase money Indebtedness and any other Indebtedness for borrowed money (including the IRB's and excluding the Senior Subordinated Notes) of the Company and its Subsidiaries at such date less (b) the amount of cash on the consolidated balance sheet of the Company and its Subsidiaries on such date.

               "Continuing Directors": the directors of Holdings on the Closing Date and each other director, if, in each case, such other director's nomination for election to the board of directors of Holdings is recommended by a majority of the then Continuing Directors or such other director receives the vote of HMTFI in his or her election by the shareholders.

               "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

               "Copyright Security Agreement": the Copyright Security Agreement to be executed and delivered by Holdings, the Company and each Domestic Subsidiary, substantially in the form of Exhibit A-4, as the same may be amended, supplemented or otherwise modified from time to time.

               "Credit Parties": the collective reference to Holdings, the Company and each of their respective Subsidiaries which from time to time is a party to any Loan Document.

               "Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

               "Dilution Factors" without duplication (including without duplication of clause (x) in the definition of "Eligible Accounts Receivable"), with respect to any period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits which are recorded to reduce accounts receivable in a manner consistent with current and historical accounting practices of the Company.

               "Dilution Ratio" at any date, the amount (expressed as a percentage) equal to (a) the aggregate amount of the applicable Dilution Factors for the twelve most recently ended fiscal months divided by (b) total gross sales for the twelve most recently ended fiscal months.

               "Dilution Reserve" at any date, the applicable Dilution Ratio multiplied by the Eligible Accounts Receivable on such date.

               "Dollars" and "$": dollars in lawful currency of the United States of America.

               "Domestic Subsidiary": as to any Person, any Subsidiary of such Person organized under the laws of any jurisdiction within the United States; provided that International Wire Leasing, Inc., a Delaware corporation, shall not be treated as a Domestic Subsidiary so long as it is dissolved no later than January 31, 2002.

               "Eligible Accounts Receivable": at the time of any determination thereof, on a combined basis for the Bare Wire Division and the Insulated Wire Division of the Company and its Subsidiaries, each Account that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Account (i) has been invoiced to, and represents the bona fide amounts due to the Company or any of its Domestic Subsidiaries from, the purchaser of goods or services, in each case originated in the ordinary course of business of the Company and such Domestic Subsidiaries and (ii) in each case is subject to the Company's or such Domestic Subsidiary's corporate accounts receivable credit and collection policies, procedures and practices and
       (iii) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (s) below or otherwise deemed by the Administrative Agent in good faith to be ineligible for inclusion in the calculation of the Borrowing Base as described below. Eligible Accounts Receivable shall exclude the Reel Reserve. Without limiting the foregoing, to qualify as Eligible Accounts Receivable, an Account shall indicate no person other than the Company or any of its Domestic Subsidiaries as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (x) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Company, as applicable, may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral)), and
       (y) the aggregate amount of all cash received in respect of such Account but not yet applied by the Company to reduce the amount of such Account. Unless otherwise approved from time to time in writing by the Administrative Agent, no Account shall be an Eligible Account Receivable if, without duplication:

               (a) the Company or the relevant Domestic Subsidiary does not have sole lawful and absolute title to such Account; or

               (b) (i) it is unpaid more than 90 days from the original date of invoice or 60 days from the original due date or (ii) it has been written off the books of the Company or has been otherwise designated on such books as uncollectible; or

               (c) more than 50% in face amount of all Accounts of the same Account Debtor are ineligible pursuant to clause (b) above; or

               (d) the Account Debtor is insolvent or the subject of any bankruptcy case or insolvency proceeding of any kind or is of uncertain or unsatisfactory credit quality, as determined by the Administrative Agent in good faith; or

               (e) the Account is not payable in Dollars or the Account Debtor is either not organized under the laws of the United States of America, any State thereof, or the District of Columbia or is located outside or has its principal place of business or does not have a substantial (in proportion to the amount of the Account) amount of assets within the United States, except to the extent the Account is supported by an irrevocable letter of credit satisfactory to the Administrative Agent (as to form, substance and issuer) and assigned to and directly drawable by the Administrative Agent; or

               (f) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the Company or the relevant Domestic Subsidiary duly assigns its rights to payment of such Account to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended, which assignment and related documents and filings shall be in form and substance satisfactory to the Administrative Agent; or

               (g) the Account is supported by a progress payment, retainage or other similar advance made by or for the benefit of the applicable Account Debtor, in each case to the extent thereof; or

               (h) (i) it is not subject to a valid and perfected first priority Lien in favor of the Administrative Agent for the benefit of the Lenders, subject to no other Liens other than Liens permitted by the Loan Documents or (ii) it does not otherwise conform in all material respects to the representations and warranties contained in the Loan Documents relating to Accounts; or

               (i) such Account was invoiced (i) in advance of goods or services provided, or (ii) twice, or (iii) the associated income has not been earned; or

               (j) such Account is classified as a note receivable by the Company; or

               (k) the sale to the Account Debtor is on a bill-and-hold, guaranteed sale, sale-and-return, ship-and-return, sale on approval or consignment or other similar basis or made pursuant to any other written agreement providing for repurchase or return of any merchandise which has been claimed to be defective or otherwise unsatisfactory and such a claim has been asserted in good faith; or

               (l) the Account represents a progress-billing or otherwise does not represent a completed sale; or

               (m) the Account Debtor is an Affiliate, Subsidiary, Commonly Controlled Entity, employee, officer, sales representative of the Company or agent of a shareholder; or

               (n) such Account is disputed or was not paid in full, and the Company created a new receivable for the unpaid portion of the Account, without the agreement of the customer, and other Accounts constituting chargebacks, debit memos and other adjustments for unauthorized deductions; or

               (o) the Account is an extended terms account, which is due and payable more than sixty-five days from the original date of invoice; or

               (p) the Account is created on cash on delivery terms; or

               (q) a check, promissory note, draft, trade acceptance or other instrument for the payment of money in respect of the Account has not been received, presented for payment or returned uncollected for any reason;

               (r) the Account Debtor is a creditor of the Company and either
       (i) has, may assert, has asserted or is reasonably expected to assert a right of set-off against the Company or (ii) has disputed or is reasonably expected to dispute its liability (whether by chargeback or otherwise) or made, may make or is reasonably expected to make any claim with respect to the Account or any other Account of the Company which has not been resolved, in each case, without duplication, to the extent of the amount owed by the Company to the Account Debtor, the amount of such actual or asserted right of set-off, or the amount of such dispute or claim, as the case may be; or

               (s) the Account represents billing for reels.

               Notwithstanding the foregoing, all Accounts of any single Account Debtor and its Affiliates which, in the aggregate exceed (i) 20% in respect of Account Debtors whose securities are rated Investment Grade by any of Moody's or S&P or (ii) 10% in respect of all other Account Debtors, of the total amount of all Eligible Accounts Receivable at the time of any determination shall be deemed not to be Eligible Accounts Receivable to the extent of such excess. In determining the aggregate amount of Accounts from the same Account Debtor that are unpaid more than ninety days from the date of invoice or 60 days from the original due date pursuant to clause (b) above, there shall be excluded the amount of any net credit balances relating to Accounts with invoice dates more than ninety days prior to the date of determination or more than 60 days from the due date. Furthermore, no Account shall be an Eligible Account Receivable if it is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates that any Person other than a Company or any of its Domestic Subsidiaries has or has had or has purported to have or have had an ownership interest in such goods.

               "Eligible Bare Wire Division Inventory": on any date, the Inventory Value of the Bare Wire Division of the Company on such date deemed by the Administrative Agent in good faith to be eligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, to qualify as "Eligible Inventory", no Person other than the Company or any of its Domestic Subsidiaries shall have any direct or indirect ownership interest or title to such Inventory. Unless otherwise from time to time approved in writing by the Administrative Agent, no Inventory shall be deemed Eligible Inventory if (and without duplication):

               (a) it is not owned solely by the Company or the relevant Domestic Subsidiary or the Company or the relevant Domestic Subsidiary does not have sole and good, valid and unencumbered title thereto; or

               (b) it is not located in the United States; or

               (c) it is not located on property owned or leased by the Company or any of its Domestic Subsidiaries or in a contract warehouse specified on a schedule attached to the Guaranty and Collateral Agreement and segregated or otherwise separately identifiable from goods of all others, if any, stored on the premises; or

               (d) it is not subject to a valid and perfected first priority Lien in favor of the Administrative Agent, except, with respect to Inventory stored at sites described in clause (c) above, for Liens for unpaid rent or normal and customary warehousing charges, in each case, not yet paid, to the extent of such unpaid rent or charges; or

               (e) it is goods returned or rejected due to quality issues by the Company's customers or goods in transit to third parties (other than to warehouse sites described in clause (c) above) in circumstances where clause (a) applies; or

               (f) such inventory is not in good condition, does not meet all material standards imposed by any Governmental Authority having regulatory authority over it, is repair or replacement parts for machinery and equipment, is returned, rejected, defective or damaged or undergoing quality review, is seconds or thirds or Obsolete or Slow Moving or unmerchantable, or does not otherwise conform in all material respects to the representations and warranties contained in the Loan Documents; or

               (g) it is comprised of packaging or shipping materials or supplies, or is not currently usable in the manufacturing process or saleable in the normal course of business of the Company or such Domestic Subsidiary, and any other such material not considered used for sale by the Administrative Agent from time to time, in the good faith judgment of the Administrative Agent; or

               (h) the Company or the relevant Domestic Subsidiary classifies such item as a sample item on its inventory records, or the Company or the relevant Domestic Subsidiary uses such item for display; or

               (i) it is a discontinued product or component thereof; or

               (j) any portion of the Inventory Value thereof is attributable to intercompany profit among the Company or its Affiliates; or

               (k) any Inventory that is damaged, returned or marked for return to vendor; or

               (l) it is Inventory that has been sold by the Company or one of its Domestic Subsidiaries on consignment; or

               (m) it is Pseudo Purchased Inventory.

               Notwithstanding the foregoing, all Inventory classified as "scrap" according to the accounting records of the Company and its Domestic Subsidiaries shall be recognized as having a scrap value in an amount equal to the most recent average COMEX price per pound for the most recently completed month less four cents per pound, which scrap value shall be deemed Eligible Inventory.

               "Eligible Insulated Wire Division Inventory": on any date, the Inventory Value of the Insulated Wire Division of the Company on such date deemed by the Administrative Agent in good faith to be eligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, to qualify as "Eligible Inventory", no Person other than the Company or any of its Domestic Subsidiaries shall have any direct or indirect ownership interest or title to such Inventory. Unless otherwise from time to time approved in writing by the Administrative Agent, no Inventory shall be deemed Eligible Inventory if (and without duplication):

               (a) it is not owned solely by the Company or the relevant Domestic Subsidiary or the Company or the relevant Domestic Subsidiaries not have sole and good, valid and unencumbered title thereto; or

               (b) it is not located in the United States; or

               (c) it is not located on property owned or leased by the Company or any of its Domestic Subsidiaries or in a contract warehouse specified on a schedule attached to the Guaranty and Collateral Agreement and segregated or otherwise separately identifiable from goods of all others, if any, stored on the premises; or

               (d) it is not subject to a valid and perfected first priority Lien in favor of the Administrative Agent, except, with respect to Inventory stored at sites described in clause (c) above, for Liens for unpaid rent or normal and customary warehousing charges, in each case, not yet paid, to the extent of such unpaid rent or charges; or

               (e) it is goods returned or rejected due to quality issues by the Company's or the relevant Domestic Subsidiary's customers or goods in transit to third parties (other than to warehouse sites described in clause (c) above) in circumstances where clause (a) applies; or

               (f) such inventory is not in good condition, does not meet all material standards imposed by any Governmental Authority having regulatory authority over it, is repair or replacement parts for machinery and equipment, is returned, rejected, defective or damaged or undergoing quality review, is seconds or thirds or Obsolete or Slow Moving or unmerchantable, net of the market value of the copper component of this inventory or does not otherwise conform in all material respects to the representations and warranties contained in the Loan Documents; or

               (g) it is comprised of packaging or shipping materials or supplies, or is not currently useable in the manufacturing process or saleable in the normal course of business of the Company or such Domestic Subsidiary, and any other such material not considered used for sale by the Administrative Agent from time to time, in the good faith judgment of the Administrative Agent; or

               (h) the Company or the relevant Domestic Subsidiary classifies such item as a sample item on its perpetual inventory records, or the Company or the relevant Domestic Subsidiary uses such item for display; or

               (i) it is a discontinued product or component thereof; or

               (j) any portion of the Inventory Value thereof is attributable to intercompany profit among the Company or its Affiliates; or

               (k) any Inventory that is damaged, returned or marked for return to vendor; or

               (l) it is Inventory that has been sold by the Company or one of its Domestic Subsidiaries on consignment; or

               (m) it is Pseudo Purchased Inventory.

               Notwithstanding the foregoing, all Inventory classified as "scrap" according to the accounting records of the Company and its Domestic Subsidiaries shall be recognized as having a scrap value in an amount equal to the most recent average COMEX price per pound for the most recently completed month less (i) four cents per pound in the case of bare wire and (ii) twelve cents per pound in the case of insulated wire, which scrap value shall be deemed Eligible Inventory.

               "Environmental Laws": any applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, legally binding requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or human health as it relates to the environment or exposure to Materials of Environmental Concern, as now or may at any time hereafter be in effect.

               "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System or a bank otherwise regulated by such Governmental Authority.

               "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate for deposits in Dollars for the applicable Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

               "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

               "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                         Eurodollar Base Rate
               ----------------------------------------
               1.00 - Eurocurrency Reserve Requirements

               "Event of Default": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

               "Exchange Notes": the $5,000,000 aggregate principal amount of 14% Senior Subordinated Exchange Notes due June 1, 2005 of the Company.

               "Excluded Fee Properties": the collective reference to the real properties owned in fee by the Company or any of its Subsidiaries described on Part IV of Schedule 5.18, including all buildings, improvements, structures and fixtures now or subsequently located thereon.

               "Excluded Leased Properties": the collective reference to the real properties leased by the Company or any of its Subsidiaries described on Part III of Schedule 5.18, including all buildings, improvements, structures and fixtures now or subsequently located thereon.

               "Existing Credit Agreement": as defined in the recitals hereto.

               "Fee Properties": the collective reference to the real properties owned in fee by the Company and its Subsidiaries described on Part I of
       Schedule 5.18 (other than the Excluded Fee Properties), including all buildings, improvements, structures and fixtures now or subsequently located thereon.

               "Finished Goods": goods to be sold by the Company and its Domestic Subsidiaries in the ordinary course of business.

               "Foreign Subsidiary": any Subsidiary of the Company or Holdings which is organized under the laws of any jurisdiction outside of the United States of America.

               "GAAP": the generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances of the Company as of the date of determination except that for purposes of subsection 8.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements referred to in subsection 5.1(b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Company and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Company, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" means: changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

               "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by Holdings, the Company and each Domestic Subsidiary, substantially in the form of Exhibit A-1, as the same may be amended, modified or supplemented from time to time.

               "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the board of directors of such Person in good faith.

               "Guarantor": Holdings as guarantor of the obligations pursuant to the Guarantee and Collateral Agreement.

               "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

               "Hedging Agreement": any interest rate protection agreement, interest rate, commodity or currency future, interest rate option, interest rate cap or other interest rate, commodity or currency hedge arrangement, to or under which Holdings or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.

               "HMTFI": as defined in the definition of "Change of Control".

               "Holdings": as defined in the preamble hereto.

               "Indebtedness": of any Person at any date, without duplication,
       (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business) or which is evidenced by a note, bond, debenture or similar instrument and mark-to-market obligations in respect of Hedging Agreements, (b) all Capital Lease Obligations of such Person, (c) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, standby letters of credit, surety bonds or similar arrangements, (d) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (c) above, and (e) all obligations of the kind referred to in clauses (a) through (d) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; provided however, that the amount of such Indebtedness of any Person described in this clause (e) shall, for purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property or asset encumbered, as determined by such Person in good faith . The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

               "Initial Public Offering": means an underwritten public offering of Capital Stock of the Company, Holdings or the corporate parent of Holdings pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1933, as amended.

               "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

               "Insolvent": pertaining to a condition of Insolvency.

               "Insulated Wire Division": the division of the Company, and all of the assets held by such division, that manufactures and sells copper conductors insulated with plastic rubber or other polymeric compounds.

               "Intellectual Property": as defined in subsection 5.9.

               "Interest Coverage Ratio": for any period, with respect to the Company and its Subsidiaries, the ratio of (a) Consolidated EBITDA to (b) consolidated cash interest expense (including any such cash interest expense in respect of Indebtedness under Capital Lease Obligations and purchase money Indebtedness permitted under subsection 8.2(e)) of the Company and its Subsidiaries net of cash interest income (such consolidated cash interest expense to include fees payable on account of letters of credit and amortization of debt premium but to exclude amortization of debt discount (including discount of liabilities and reserves established under Accounting Principles Board Opinion No. 16 as in effect on the date hereof) and costs of debt issuance) of the Company and its Subsidiaries.

               "Interest Payment Date": (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months or a whole multiple thereof, after the first day of such Interest Period as well as the last day of such Interest Period.

               "Interest Period": with respect to any Eurodollar Loan:

               (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

               (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

       provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                     (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                     (2) no Interest Period shall extend beyond the Revolving
               Credit Commitment Termination Date in the case of Revolving Credit Loans and;

                     (3) any Interest Period pertaining to a Eurodollar Loan
               that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

               "Inventory": all Raw Materials, Work-in-Process, and Finished Goods held for manufacture and sale to non-Affiliates by the Company and its Domestic Subsidiaries in the normal course of business ; provided that Raw Materials, Work-in-Progress and Finished Goods held for manufacture and sale to Viasystems Group, Inc. and/or its Subsidiaries may be so included at any time in an amount not to exceed 15% of Eligible Insulated Wire Division Inventory.

               "Inventory Reserves": the following, each as determined by the Administrative Agent in good faith from time to time, without duplication:

               (a) a reserve for shrink, or discrepancies that arise pertaining to inventory quantities on hand between the Company's perpetual accounting system, and physical counts of the Inventory; or

               (b) a reserve for favorable standard cost variances; or

               (c) a reserve for amounts owing to landlords or warehousemen for Inventory stored at leased facilities or public warehouses which are not the subject of an access agreement acceptable to the Administrative Agent, in the amount of (i) to the extent the Company is able to determine the Company's average rental expense for such facility, three times the Company's average monthly rental expense for such facility plus
       (ii) in all other events, the Inventory Value of the Inventory stored at such leased facilities or public warehouses; or

               (d) a lower of cost or market reserve (to the extent not reflected in the definition of "Inventory Value"); or

               (e) any other reserve as deemed appropriate and consistent with the terms of this Agreement by the Administrative Agent in good faith, from time to time.

               "Inventory Value": a dollar amount equal to the lesser of (i) the actual cost of Inventory determined on a basis consistent with GAAP and with the Company's current and historical accounting practice or (ii) the market value of such Inventory based on the most recent monthly average COMEX price. Any copper pounds included as Inventory shall be valued at the average COMEX price per pound for the most recently completed month plus 8 cents.

               "Investment Grade": either (i) at least Baa3 by Moody's (or the then equivalent) or (ii) at least BBB- by S&P (or the then equivalent).

               "Investments": as defined in subsection 8.9.

               "IRBs": the collective reference to (i) the $6,500,000 City of El Paso Industrial Development Authority, Incorporated Industrial Development Revenue Bonds (Camden Wire Co., Inc. Project) Series 1996 and
       (ii) the $9,000,000 City of Pine Bluff, Arkansas Variable/Fixed Rate Demand Industrial Development Refunding Bonds (Camden Wire Co. Inc. Project), Series 1997.

               "Issuing Lender": JPMorgan Chase Bank or any of its Affiliates or, with the approval of JPMorgan Chase Bank, any of the other Lenders which chooses to be an Issuing Lender, in its capacity as issuer of each Letter of Credit.

               "JPMorgan": J.P. Morgan Securities Inc.

               "L/C Commitment": the Issuing Lender's obligation to issue Letters of Credit pursuant to Section 3 of this Agreement.

               "L/C Obligation": the obligation of the Borrowers to reimburse the Issuing Lender in accordance with the terms of this Agreement and the related Letter of Credit Application for any payment made by the Issuing Lender under any Letter of Credit.

               "L/C Participating Interest": with respect to any Letter of Credit (a) in the case of the Issuing Lender with respect thereto, its interest in such Letter of Credit and any Letter of Credit Application relating thereto after giving effect to the granting of participating interests therein, if any, pursuant hereto and (b) in the case of each Participating Lender, its undivided participating interest in such Letter of Credit and any Letter of Credit Application relating thereto.

               "Leased Properties": the collective reference to the real properties leased by the Company and its Subsidiaries described on Part II of Schedule 5.18 (other than the Excluded Leased Properties) including all buildings, improvements, structures and fixtures now or subsequently located thereon and owned or leased by the Company.

               "Lender Affiliate": (a) any Affiliate of any Lender, (b) any Person that is administered or managed by any Lender or any Affiliate of any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

               "Lenders": as defined in the preamble to this Agreement; provided that unless the context otherwise requires each reference herein to the Lenders shall be deemed to include any Conduit Lender.

               "Letter of Credit": any Standby L/C or Trade L/C, collectively, the "Letters of Credit."

               "Letter of Credit Application": with respect to (a) a Standby L/C, a Standby L/C Application and (b) a Trade L/C, a Trade L/C Application; collectively, the "Letter of Credit Applications."

               "Letter of Credit Outstandings": at any date, the sum of (a) the aggregate amount then available to be drawn under all outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5.

               "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

               "Liquidation Value": the gross proceeds that could be expected from a properly advertised and conducted forced orderly liquidation sale of the assets appraised by an asset appraisal firm selected by the Administrative Agent in good faith. It is based on the premise that the facilities are not in operation, there is not a willing seller and the assets would be disposed of individually or through appropriate groupings under which the purchaser(s) are buying as-is, where-is, for cash and are responsible for removal of the assets purchased. Such liquidation value shall be determined in accordance with the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Standards Board of The Appraisal Foundation.

               "Loan": any loan made by any Lender pursuant to this Agreement.

               "Loan Documents": the collective reference to this Agreement, any Notes, the Letters of Credit, the Letter of Credit Applications and the Security Documents.

               "M&E Component": at the time of any determination, an amount equal to the lesser of (i) 25% of the Liquidation Value of certain machinery and equipment owned by the Company, all as determined in good faith by the Administrative Agent from time to time, (ii) $7,000,000, and
       (iii) 10% of the Total Revolving Credit Commitments.

               "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of Holdings, the Company and their Subsidiaries, taken as a whole, or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

               "Materials of Environmental Concern": any material, substance or waste, defined or regulated as hazardous, toxic contaminants, pollutants, or words of similar meaning in or under any Environmental Law, including, without limitation, friable asbestos, polychlorinated biphenyls, petroleum or petroleum products including crude oil or any fraction thereof, wire drawing fluid and urea-formaldehyde insulation.

               "Moody's": Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

               "Mortgage Amendment": with respect to each Mortgage outstanding immediately prior to the date hereof, an amendment thereto substantially in the form of Exhibit A-6 to be executed and delivered by the Company and its Subsidiaries within 60 days of the Closing Date.

               "Mortgaged Properties": the collective reference to each of the Fee Properties and the Leased Properties.

               "Mortgages": the collective reference (i) to each of the mortgages and deeds of trust encumbering each of the Mortgaged Properties outstanding immediately prior to the date hereof, as amended by the respective Mortgage Amendments, and (ii) with respect to any Fee Properties acquired after February 12, 1997, each of the mortgages and deeds of trust encumbering such Fee Properties substantially in the form of Exhibit A-5, to be executed and delivered by the Company and its Subsidiaries on the Closing Date, with such modifications as are determined by Administrative Agent as necessary or desirable to create a valid and enforceable first mortgage Lien securing the obligations and liabilities of the Company or any guarantor under the Loan Documents, as the same may be amended, supplemented, replaced, restated, or otherwise modified from time to time.

               "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

               "Net Cash Proceeds": (a) in connection with any Asset Sale (including any sale and leaseback of assets and any sale of accounts receivable in connection with a receivables financing transaction) the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale net of all reasonable attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, required debt payments (other than pursuant hereto) and other customary fees actually incurred and satisfactorily documented in connection therewith and net of taxes paid or reasonably expected to be payable as a result thereof and net of purchase price adjustments reasonably expected to be payable in connection therewith and (b) in connection with any issuance by Holdings or any of its Subsidiaries of debt securities or instruments or the incurrence of loans other than Indebtedness permitted by subsection 8.2 or any Permitted Issuance, the cash proceeds received from such issuance, net of all reasonable investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses, actually incurred and satisfactorily documented in connection therewith; provided that, with respect to any issuance of debt instruments or securities as described in clause (b) above, only in the event that such net cash proceeds are used to refinance any Indebtedness permitted by this Agreement, then such net cash proceeds shall not constitute "Net Cash Proceeds" for the purpose of this Agreement.

               "Non-Credit Parties": Subsidiaries of Holdings which are not party to the Guarantee and Collateral Agreement.

               "Nonconsenting Lender": as defined in subsection 4.10.

               "Non-Excluded Taxes": as defined in subsection 4.8.

               "Non-Funding Lender": as defined in subsection 4.4(c).

               "Non-U.S. Lender": as defined in subsection 4.8(d).

               "Notes": the collective reference to any promissory note evidencing Loans.

               "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and L/C Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any of the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrowers to the Administrative Agent or to any Lender (or, in the case of Specified Hedge Agreements, any Lender Affiliate), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or the Letter of Credit, any Specified Hedge Agreement and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrowers pursuant hereto) or otherwise.

               "Obsolete or Slow Moving": as applicable to inventory of the Company and its Domestic Subsidiaries, inventory that has been identified and reserved for by the Company in its financial books and records as "obsolete" or "slow moving".

               "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

               "Outstanding Revolving Extensions of Credit": as to any Revolving Credit Lender or the Revolving Credit Lenders, those Revolving Extensions of Credit that are outstanding under this Agreement.

               "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

               "Participant": as defined in subsection 11.6(b).

               "Participating Lender": any Revolving Credit Lender (other than the Issuing Lender) with respect to its L/C Participating Interest in a Letter of Credit.

               "Patent Security Agreement": the Patent Security Agreement to be executed and delivered by Holdings, the Company and each Domestic Subsidiary, substantially in the form of Exhibit A-2, as the same may be amended, supplemented or otherwise modified from time to time.

               "Permitted Acquisition": the acquisition by Holdings or a Subsidiary of Holdings of a Related Business approved by the board of directors of Holdings or such Subsidiary, as the case may be if immediately after giving effect thereto: (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom,
       (b) all transactions related thereto shall be consummated in accordance with all Requirements of Law, (c) (i) Holdings, the Company and the Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such acquisition or formation, with the covenants contained in subsection 8.1 recomputed as at the last day of the most recently ended fiscal quarter of Holdings, the Company and the Subsidiaries as if such acquisition or formation had occurred on the first day of each relevant period for testing such compliance, and the Company shall have delivered to the Administrative Agent an officers' certificate to such effect, together with all relevant financial information for such acquisition, and (ii) any acquired or newly formed subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by subsection 8.2),
       (d) in respect of the Person or assets acquired, the amount of (i) the Consolidated EBITDA for such Person minus (ii) the Capital Expenditures for such Person, in each case for the most recently ended four consecutive fiscal quarter period for such Person shall be greater than or equal to zero, and (e) (i) if the Consolidated EBITDA for the Person or assets acquired for the most recently ended four consecutive fiscal quarter period of such Person is greater than 10% of the Consolidated EBITDA of the Company and its Subsidiaries for such period, then the Administrative Agent shall be entitled to receive either (x) audited financial statements of such Person for the prior fiscal year of such Person or (y) if such audited financial statements are not available to the Administrative Agent, to have conducted, if in its good faith judgment it decides to do so, an audit of the financial statements and other financial information of such Person for the fiscal year of such Person prior to the consummation of such acquisition and (ii) if said Person will be a "Significant Subsidiary" according to Regulation S-X of the Securities Exchange Act of 1934, as amended, of the Company, then the Company shall deliver to the Administrative Agent the audited financial statements required by Rule 3-05 of Regulation S-X of the Securities Exchange Act of 1934, as amended.

               "Permitted Issuance": (a) the issuance by Holdings of shares of Capital Stock as dividends on issued and outstanding Capital Stock of the same class of Holdings or pursuant to any dividend reinvestment plan, (b) the issuance by Holdings of options or other equity securities of Holdings to outside directors, members of management or employees of Holdings, the Company or any Subsidiary of the Company, (c) the issuance of securities as interest or dividends on pay-in-kind debt or preferred equity securities permitted hereunder and under the Security Documents,
       (d) the issuance to Holdings by the Company of its Capital Stock or the issuance to the Company or any Subsidiary (or any director, with respect to directors' qualifying shares) by any Subsidiary of the Company of any of their respective Capital Stock, in each case with respect to this clause (d) to the extent such Capital Stock is pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement (provided that only 65% of the Capital Stock of a Foreign Subsidiary is required to be so pledged), and (e) cash payments made in lieu of issuing fractional shares of Holdings common stock or Holdings preferred stock, in an aggregate amount not to exceed $50,000.00.

               "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

               "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

               "Preferred Stock": the 14% Series A Junior Preferred Stock, par value $.01 per share, of Holdings.

               "Pro Forma Balance Sheet": as defined in subsection 5.1(a).

               "Properties": as defined in subsection 5.16.

               "Pseudo Purchase Inventory": the difference between the LIFO base inventory amount in pounds as of the most recent base year minus the actual pounds on hand, to the extent that actual pounds on hand are less than the LIFO base, multiplied by the weighted average LIFO cost.

               "Raw Materials": any raw materials including copper, tin and metal alloys used or consumed in the manufacture of goods to be sold by the Company in the ordinary course of business.

               "Reel Reserve": a reserve in an amount to be determined by the Administrative Agent in good faith for the estimated amount of reel deposits received by the Company or its Domestic Subsidiary which have been paid by customers for which the reel has not yet been returned for credit.

               "Refunded Swing Line Loans": as defined in subsection 2.10(b).

               "Related Business": any business which is the same as or reasonably related to any of the businesses of the Company and its Subsidiaries on the Closing Date, as reasonably determined by the Board of Directors of Holdings or the determining Subsidiary of Holdings.

               "Register": as defined in subsection 11.6(d).

               "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

               "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
       Section 4241 of ERISA.

               "Reportable Event": any of the events set forth in Section 4043(c) of ERISA and the regulations thereunder, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

               "Required Lenders": at any time, the Lenders whose aggregate Total Credit Percentages are at least a majority.

               "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

               "Responsible Officer": as to any Person, the chief executive officer, the president, the chief financial officer, a vice president or the vice president-finance of such Person.

               "Restricted Payments": as defined in subsection 8.7.

               "Revolving Credit Commitment": as to any Revolving Credit Lender, its obligation to make Revolving Credit Loans to the Borrowers pursuant to subsection 2.1 and to participate in Swing Line Loans and Letters of Credit in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Revolving Credit Lender's name in
       Schedule 1.1B under the heading "Revolving Credit Commitment", as such amount may be reduced from time to time as provided herein; collectively, as to all the Revolving Credit Lenders, the "Revolving Credit Commitments."

               "Revolving Credit Commitment Period": the period from and including the Closing Date to but not including the Revolving Credit Commitment Termination Date.

               "Revolving Credit Commitment Termination Date": the earliest of
       (a) January 15, 2005 or, if such date is not a Business Day, the Business Day next preceding such date, and (b) the date upon which the Revolving Credit Commitments shall be terminated pursuant hereto.

               "Revolving Credit Lender": any Lender having a Revolving Credit Commitment or that holds outstanding Revolving Credit Loans or L/C Participating Interests hereunder.

               "Revolving Credit Loan" and "Revolving Credit Loans": as defined in subsection 2.1.

               "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans held by such Lender then outstanding, (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding; provided, that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Credit Commitment pursuant to Section 2.3(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

               "Revolving Facility": the revolving credit facility in the amount of $70,000,000 pursuant to the terms of the Agreement.

               "Revolving Percentage": as to any Revolving Credit Lender, the percentage of the aggregate Revolving Credit Commitments constituted by its Revolving Credit Commitment.

               "S&P": Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

               "Security Agreements": the collective reference to the Guarantee and Collateral Agreement, the Trademark Security Agreement, the Patent Security Agreement and the Copyright Security Agreement.

               "Security Documents": the Security Agreements, the Mortgages, the Mortgage Amendments, and any other collateral security document delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Credit Party under any Loan Document; individually a "Security Document."

               "Senior Subordinated Note Documents": the collective reference to the Senior Subordinated Notes, the Senior Subordinated Note Indenture and all other agreements or instruments executed in connection with the Senior Subordinated Notes, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.10; individually a "Senior Subordinated Note Document."

               "Senior Subordinated Note Indenture": collectively (i) the Indenture dated as of June 12, 1995 between the Company and Bank of New York, as trustee, and (ii) the Indenture dated as of June 17, 1997 among the Company, the Subsidiary Guarantors (as defined therein), and Bank of New York, as trustee, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.10.

               "Senior Subordinated Notes": collectively (i) the $150,000,000 aggregate principal amount of 11-3/4% Senior Subordinated Notes due 2005 of the Company, and (ii) the $150,000,000 aggregate principal amount of 11-3/4% Series B Senior Subordinated Notes due 2005, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.10.

               "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

               "Solvent" and "Solvency": with respect to any Person on a particular date, that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

               "Specified Hedge Agreement": any Hedge Agreement entered into by any Borrower and any Lender or Lender Affiliate.

               "Standby L/C": an irrevocable letter of credit issued by the Issuing Lender pursuant to this Agreement for the account of a Borrower in respect of obligations of such Borrower incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which such Borrower is or proposes to become a party in the ordinary course of such Borrower's business, including, without limiting the foregoing, for insurance purposes.

               "Standby L/C Application": as defined in subsection 3.2.

               "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

               "Supermajority Lenders": at any time, the Lenders whose aggregate Total Credit Percentages are at least 66-2/3%.

               "Supply Agreement": the Supply Agreement dated March 29, 2000 between the Company and Wire Harness Industries, Inc. providing for the supply of wire harness products.

               "Swing Line Commitment": the Swing Line Lender's obligation to make Swing Line Loans pursuant to subsection 2.10.

               "Swing Line Lender": JPMorgan Chase Bank in its capacity as provider of the Swing Line Loans.

               "Swing Line Loan Participation Certificate": a certificate in substantially the form of Exhibit D.

               "Swing Line Loans": as defined in subsection 2.10(a).

               "Total Credit Percentage": as to any Lender at any time, the percentage of the aggregate Revolving Credit Commitments then constituted by its Revolving Credit Commitment (or, if the Revolving Credit Commitments have terminated or expired, the percentage of the aggregate outstanding Revolving Credit Loans and risk interests in the Letter of Credit Outstandings and Swing Line Loans then constituted by its outstanding Revolving Credit Loans and risk interest in Letter of Credit Outstandings and Swing Line Loans).

               "Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments.

               "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

               "Trade L/C": a commercial documentary letter of credit issued by the Issuing Lender pursuant to subsection 3.1 for the account of any Borrower for the purchase of goods in the ordinary course of business.

               "Trade L/C Application": as defined in subsection 3.2.

               "Trademark Security Agreement": the Trademark Security Agreement to be executed and delivered by Holdings, the Company and each of its Domestic Subsidiaries.

               "Transferee": as defined in subsection 11.6(f).

               "Type": as to any Loan, its nature as an Alternate Base Rate Loan or a Eurodollar Loan.

               "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any revisions thereof.

               "Wholly Owned Subsidiary": as to any Person, any Subsidiary of which such Person owns, directly or indirectly, all of the Capital Stock of such Subsidiary other than directors' qualifying shares or any shares held by nominees.

               "Work-in-Process": goods to be sold by the Company and its Domestic Subsidiaries in the ordinary course of business, which are currently in the process of being manufactured including labor and overhead.

               1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Loan Documents or any certificate or other document made or delivered pursuant hereto.

               (b) As used herein and in any other Loan Document, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

               (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

               (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

               1.3 Construction. For the purposes of computing the covenants contained in Section 8.1 hereunder, as of the end of any fiscal quarter of any fiscal year, all components of such financial covenants for the four fiscal quarter period ending at the end of such fiscal quarter shall include or exclude, as the case may be, without duplication, such components of such financial covenants attributable to any business or assets that have been acquired or disposed of by the Company or any of its Subsidiaries (including through acquisitions permitted under this Agreement) after the first day of such four fiscal quarter period and prior to the end of such period, as determined in good faith by the Company on a pro forma basis for such period as if such acquisition or disposition had occurred on the first day of such period (including, as permitted under GAAP or Regulation S-X of the Securities and Exchange Commission, cost savings that would have been realized had such acquisition or disposition occurred on such day; provided that in connection with any Permitted Acquisition such cost savings shall be determined in good faith irrespective of whether such amount of cost savings would be permitted under GAAP or Regulation S-X in an aggregate amount per fiscal year not to exceed $2,500,000). For purposes of computing the financial covenant contained in Section 8.1(a) (and any financial calculations required to be made or included within such financial covenant), there shall not be included any pro forma Consolidated EBITDA or cash interest expense attributable to any business or assets acquired prior to the date of such acquisition.

                    SECTION 2 AMOUNT AND TERMS OF COMMITMENTS

               2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans (each, a "Revolving Credit Loan", collectively, "Revolving Credit Loans") to the Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding, when added to such Revolving Credit Lender's Revolving Percentage of all Letter of Credit Outstandings and outstanding Swing Line Loans, not to exceed the lesser of (i) the amount of such Revolving Credit Lender's Revolving Credit Commitment and (ii) such Lender's Revolving Credit Commitment Percentage of the Borrowing Base then in effect. During the Revolving Credit Commitment Period the Borrowers may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

               (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Alternate Base Rate Loans or (iii) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with subsections 2.2 and 2.8.

               2.2 Procedure for Revolving Credit Borrowing. The Borrowers may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof, (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor and (v) the identity of the Borrower or Borrowers to which the proceeds of the Revolving Credit Loan should be made available. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (A) in the case of Alternate Base Rate Loans, $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $500,000, such lesser amount) and (B) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $250,000 in excess thereof. Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the applicable Borrower(s) at the office of the Administrative Agent specified in subsection 11.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the applicable Borrower(s) by the Administrative Agent crediting the account of the applicable Borrowers on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

               2.3 Fees. (a) The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the Revolving Credit Commitment Termination Date, equal to the Commitment Fee Rate, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Commitment Termination Date.

               (b) The Borrowers jointly and severally agree to pay to JPMorgan Chase Bank the amounts set forth in the Fee Letter dated November 14, 2001 among JPMorgan Chase Bank and JPMorgan and the Company in the amounts and on the dates set forth therein.

               2.4 Termination or Reduction of Revolving Credit Commitments. (a) The Company shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, reduce the unutilized portion of the amount of the Revolving Credit Commitments, provided that (i) the Revolving Credit Commitments shall not be terminated if any Letters of Credit, which have not have been fully cash collateralized in accordance with the last sentence of this paragraph, or Swing Line Loans are outstanding and (ii) any such termination of the Revolving Credit Commitments shall be accompanied by prepayment in full of the Revolving Credit Loans, Swing Line Loans and L/C Obligations then outstanding, together with accrued interest thereon to the date of such prepayment, cancellation of all Letters of Credit (unless cash collateralized in accordance with the last sentence of this paragraph) and the payment of any unpaid commitment fee then accrued hereunder. Any such reduction shall be in an amount of $500,000, or a whole multiple of $100,000 in excess thereof, and shall reduce permanently the amount of the Revolving Credit Commitments then in effect and shall further include any amounts due in respect thereof under subsection 4.9. Upon termination of the Revolving Credit Commitments, any Letter of Credit then outstanding which has been fully cash collateralized upon terms reasonably satisfactory to the Administrative Agent and the Issuing Lender shall no longer be considered a "Letter of Credit" as defined in subsection 1.1, and any L/C Participating Interest heretofore granted by the Issuing Lender to the Revolving Credit Lenders in such Letter of Credit shall be deemed terminated but the letter of credit fees payable under subsection 3.3 shall continue to accrue to the Issuing Lender with respect to such Letter of Credit until the expiry thereof.

               (b) In the case of any reduction of the Revolving Credit Commitments hereunder, to the extent, if any, that the sum of the Revolving Credit Loans, Swing Line Loans and the Letter of Credit Outstandings exceeds the Revolving Credit Commitments as so reduced, the Borrowers jointly and severally agree to make a prepayment equal to such excess amount, the proceeds of which shall be applied first, to payment of the Swing Line Loans then outstanding, second, to payment of the Revolving Credit Loans then outstanding, third, to payment of any L/C Obligations then outstanding and last, to cash collateralize any outstanding Letter of Credit on terms satisfactory to the Required Lenders.

               (c) The Revolving Credit Commitments once terminated or reduced may not be reinstated.

               2.5 Repayment of Loans. (a) The Borrowers hereby unconditionally jointly and severally promise to pay to the Administrative Agent for the account of: (i) each Revolving Credit Lender, the then unpaid principal amount of each Revolving Credit Loan of such Lender, on the Revolving Credit Commitment Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 9); and (ii) the Swing Line Lender, the then unpaid principal amount of the Swing Line Loans, on the Revolving Credit Commitment Termination Date (or such earlier date on which the Swing Line Loans become due and payable pursuant to Section 9). The Borrowers hereby jointly and severally further agree to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.1.

               (b) Each Lender (including the Swing Line Lender) shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

               (c) The Administrative Agent shall maintain the Register pursuant to subsection 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender's share thereof.

               (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.5(c) shall, in the absence of manifest error and to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the joint and several obligation of the Borrowers to repay (with applicable interest) the Loans made to the Borrowers by such Lender in accordance with the terms of this Agreement.

               2.6 Optional Prepayments. The Borrowers may, at any time and from time to time, prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Revolving Credit Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein.

               2.7 Mandatory Prepayments and Revolving Credit Commitment Reductions. (a) Subsequent to the Closing Date, unless the Required Lenders and the Company shall otherwise agree, if Holdings, the Company or any of its Subsidiaries shall incur any Indebtedness other than any Indebtedness permitted pursuant to subsection 8.2, 100% of the Net Cash Proceeds thereof shall on the first Business Day after receipt, be applied toward the prepayment of the Loans and reduction of Commitments as set forth in paragraph (c) of this subsection 2.7.

               (b) Unless the Required Lenders and the Company shall otherwise agree, if Holdings, the Company, or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale such Net Cash Proceeds shall, on the first Business Day after receipt, be applied toward the prepayment of the Loans and reduction of Commitments as set forth in paragraph (c) of this subsection 2.7.

               (c) All mandatory prepayments shall be applied to the permanent reduction of the Revolving Credit Commitments. The application of prepayments referred to in the preceding sentence shall be made first to Alternate Base Rate Loans and second to Eurodollar Loans.

               (d) If at any time the sum of the Revolving Credit Loans, Swing Line Loans and the Letter of Credit Outstandings exceeds the lesser of (i) the Borrowing Base as then in effect and (ii) the Revolving Credit Commitments (including at any time after any reduction of the Revolving Credit Commitments pursuant to subsection 2.4 or this subsection 2.7), the Borrowers jointly and severally agree to make a payment in the amount of such excess which payment shall be applied in the order set forth in subsection 2.4(b). To the extent that after giving effect to any prepayment of the Loans required by the preceding sentence, the sum of the Revolving Credit Loans, Swing Line Loans and Letter of Credit Outstandings exceed the lesser of clauses (i) and (ii) above, the Borrowers jointly and severally agree to, without notice or demand, immediately cash collateralize the then outstanding L/C Obligations in an amount equal to such excess upon terms reasonably satisfactory to the Administrative Agent.

               (e) If at any time the Company or any Subsidiary shall receive any cash proceeds of any casualty or condemnation in excess of $3,000,000 permitted by subsection 8.6(c), such proceeds shall be deposited with the Administrative Agent who shall hold such proceeds in a cash collateral account satisfactory to it. From time to time upon request, subject to the limitations in the next sentence, the Administrative Agent will release such proceeds to the Company or such Subsidiary, as necessary, to pay for replacement or rebuilding of the assets lost or condemned (or to otherwise acquire assets useful in the business of the Company in an amount not to exceed $2,500,000 per fiscal year). If such cash proceeds are not so applied within one year (subject to reasonable extension for force majeure or weather delays) following the condemnation or casualty or if the Company fails to notify the Administrative Agent in writing on or before 180 days after such casualty or condemnation that the Company shall commence the replacement or rebuilding of such asset (or shall otherwise reinvest such proceeds in assets useful to the business of the Company in an amount not to exceed $2,500,000 per fiscal year), then, in either case, the Administrative Agent may apply any amounts in the cash collateral account to the repayment of the Loans in accordance with subsection 2.7(c).

               (f) The provisions of this subsection 2.7 shall not be in derogation of any other covenant or obligation of the Company and its Subsidiaries under the Loan Documents and shall not be construed as a waiver of, or a consent to departure from, any such covenant or obligation.

               (g) Notwithstanding the foregoing provisions of this subsection 2.7, if at any time the mandatory prepayment of any Loans pursuant to this Agreement would result, after giving effect to the procedures set forth in this Agreement, in the Borrowers incurring costs as a result of Eurocurrency Loans ("Affected Eurocurrency Loans") being prepaid other than on the last day of an Interest Period applicable thereto, which costs are required to be paid pursuant to subsection 4.9, then, the Borrowers may, in their sole discretion, initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect to the Affected Eurocurrency Loans with the Administrative Agent (which deposit must be equal in amount to the amount of the Affected Eurocurrency Loans not immediately prepaid) to be held as security for the obligations of the Borrowers to make such mandatory prepayment pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Loan that is a Eurocurrency Loan (or such earlier date or dates as shall be requested by the Company), to repay an aggregate principal amount of such Loan equal to the Affected Eurocurrency Loans not initially repaid pursuant to this sentence.

               2.8 Conversion and Continuation Options. (a) The Company may elect from time to time to convert Eurodollar Loans to Alternate Base Rate Loans, by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that, unless the Company elects to deposit with the Administrative Agent the amount of any breakage costs and other Eurodollar Loan related costs to be incurred by the Company under this Agreement with respect to the prepayment or conversion of such Eurodollar Loan prior to the end of an Interest Period, any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert Alternate Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Revolving Credit Lender. All or any part of outstanding Eurodollar Loans and Alternate Base Rate Loans may be converted as provided herein, provided that (i) no Alternate Base Rate Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate and (ii) any such conversion may only be made if, after giving effect thereto, subsection 2.9 shall not have been contravened.

               (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate or
(ii) if, after giving effect thereto, subsection 2.9 would be contravened and provided, further, that if the Company shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Loans shall be automatically converted to Alternate Base Rate Loans on the last day of such then expiring Interest Period.

               2.9 Minimum Amounts of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $500,000 or a whole multiple of $100,000 in excess thereof and so that there shall not be more than 9 Eurodollar Tranches at any one time outstanding.

               2.10 Swing Line Commitment. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans (individually, a "Swing Line Loan"; collectively, the "Swing Line Loans") to the Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $12,500,000, provided that at no time may the sum of the Swing Line Loans, the Revolving Credit Loans and Letter of Credit Outstandings exceed the lesser of
(i) the Revolving Credit Commitments and (ii) the Borrowing Base then in effect. During the Revolving Credit Commitment Period, the Borrowers may use the Swing Line Commitment by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. All Swing Line Loans shall be made as Alternate Base Rate Loans and shall not be entitled to be converted into Eurodollar Loans. The Company shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 12:00 Noon, New York City time) on the requested Borrowing Date specifying the applicable Borrower or Borrowers and amount of the requested Swing Line Loan which shall be in an aggregate minimum amount of $100,000 or a whole multiple of $25,000 in excess thereof. The proceeds of the Swing Line Loan will be made available by the Swing Line Lender to the applicable Borrower at the office of the Swing Line Lender by 3:00 p.m. on the Borrowing Date by crediting the account of the applicable Borrower at such office with such proceeds. The Borrowers may at any time and from time to time, prepay the Swing Line Loans, in whole or in part, without premium or penalty, by notifying the Swing Line Lender prior to 12:00 Noon on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $100,000 or a whole multiple of $25,000 in excess thereof.

               (b) The Swing Line Lender, at any time in its sole and absolute discretion may (and shall no later than 30 days after any Swing Line Loan is borrowed if such Swing Line Loan remains outstanding on such date), on behalf of the Borrowers (which hereby irrevocably directs the Swing Line Lender to act on its behalf) request each Revolving Credit Lender including the Swing Line Lender, to make a Revolving Credit Loan in an amount equal to such Lender's Revolving Percentage of the amount of the Swing Line Loans outstanding on the date such notice is given (the "Refunded Swing Line Loans"). Unless any of the events described in paragraph (f) of Section 9 shall have occurred with respect to any of the Borrowers (in which event the procedures of paragraph (d) of this subsection 2.10 shall apply) each Revolving Credit Lender shall make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the Swing Line Lender at the office of the Administrative Agent specified in subsection 11.2 prior to 12:00 Noon (New York City time) in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans. Effective on the day such Revolving Credit Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans and shall be due under the respective Revolving Credit Loans issued to the Revolving Credit Lenders in accordance with their respective Revolving Percentages. The Borrowers authorize the Swing Line Lender to charge any of the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swing Line Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full such Refunded Swing Line Loans.

               (c) Notwithstanding anything herein to the contrary, the Swing Line Lender shall not be obligated to make any Swing Line Loans if the conditions set forth in subsection 6.2 have not been satisfied.

               (d) If prior to the making of a Revolving Credit Loan pursuant to paragraph (b) of this subsection 2.10 one of the events described in paragraph
(f) of Section 9 shall have occurred and be continuing with respect to any of the Borrowers, each Revolving Credit Lender will, on the date such Revolving Credit Loan was to have been made pursuant to the notice in subsection 2.10(b), purchase an undivided participating interest in the Refunded Swing Line Loan in an amount equal to (i) its Revolving Percentage times (ii) the Refunded Swing Line Loans. Each Revolving Credit Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation, and upon receipt thereof the Swing Line Lender will deliver to such Revolving Credit Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

               (e) Whenever, at any time after any Revolving Credit Lender has purchased a participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

               (f) Each Revolving Credit Lender's obligation to make the Loans referred to in subsection 2.10(b) and to purchase participating interests pursuant to subsection 2.10(d) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or any of the Borrowers may have against the Swing Line Lender, any of the Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company; (iv) any breach of this Agreement or any other Loan Document by the Company, Holdings, any of their Subsidiaries or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                           SECTION 3 LETTERS OF CREDIT

               3.1 The L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in subsection 3.4(a), agrees to issue Letters of Credit for the account of the Borrowers, and Standby L/Cs for the account of Camden solely to support its obligations with respect to the IRBs, on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that no Issuing Lender shall issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed $35,000,000 or (ii) the sum of the Revolving Credit Loans, Swing Line Loans and Letter of Credit Outstandings of all the Revolving Credit Lenders would exceed the lesser of (x) the Revolving Credit Commitments and (y) the Borrowing Base then in effect. Each Letter of Credit shall (i) be either (x) a Standby L/C issued to support obligations of the Company or any of its Subsidiaries, contingent or otherwise, which finance the working capital and business needs of the Company and its Subsidiaries incurred in the ordinary course of business, or (y) a Trade L/C in respect of the purchase of goods or services by the Company or any of its Subsidiaries in the ordinary course of business and (ii) expire no later than five Business Days prior to the Revolving Credit Commitment Termination Date. No Letter of Credit shall have an expiry date more than one year after its date of issuance, provided that a Standby L/C may be renewed for additional one year periods, but may not be extended beyond five Business Days prior to the Revolving Credit Commitment Termination Date. Each Letter of Credit shall be denominated in Dollars.

               (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

               (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any Participating Lender to exceed any limits imposed by, any applicable Requirement of Law.

               (d) Up to an aggregate face amount of $25,000,000 of Letters of Credit may be issued only to support the obligations of the Company and/or Camden with respect to the IRBs.

               3.2 Procedure for Issuance of Letters of Credit. The Company may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender and the Administrative Agent at their respective addresses for notices specified herein a commercial letter of credit application in the Issuing Lender's then customary form (a "Trade L/C Application") or a standby letter of credit application in the Issuing Lender's then customary form (a "Standby L/C Application"), as the case may be, in each case completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as may be customary for letters of credit of the kind being requested and as the Issuing Lender may reasonably request. Upon receipt of any Letter of Credit Application, the Issuing Lender will process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and, upon receipt by the Issuing Lender of confirmation from the Administrative Agent that issuance of such Letter of Credit will not contravene subsection 3.1, the Issuing Lender shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Company. The Issuing Lender shall furnish a copy of such Letter of Credit to the Company and the Administrative Agent promptly following the issuance thereof.

               3.3 Fees, Commissions and Other Charges. (a) The Borrowers jointly and severally agree to pay to the Administrative Agent, for the account of the Issuing Lender and the Participating Lenders, a letter of credit commission with respect to each Letter of Credit, in an amount equal to the Applicable Margin applicable to Revolving Credit Loans bearing interest at the Eurodollar Rate of the average daily face amount of such Letter of Credit, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Commitment Termination Date. A portion of such commission equal to 1/8 of 1% of the average daily face amount of such Letter of Credit shall be payable to the Issuing Lender for its own account, and the remaining portion of such commission shall be payable to the Issuing Lender and the Revolving Credit Lenders to be shared ratably among them in accordance with their respective Revolving Percentages. Such commissions shall be nonrefundable.

               (b) In addition to the foregoing fees and commissions, the Borrowers jointly and severally agree to pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

               (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the Participating Lenders all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

               3.4 L/C Participations. (a) Effective on the date of issuance of each Letter of Credit, the Issuing Lender irrevocably agrees to grant and hereby grants to each Participating Lender, and each Participating Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such Participating Lender's own account and risk an undivided interest equal to such Participating Lender's Revolving Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued by the Issuing Lender and the amount of each draft paid by the Issuing Lender thereunder. Each Participating Lender unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such Participating Lender shall pay to the Administrative Agent, for the account of the Issuing Lender, upon demand at the Administrative Agent's address specified in subsection 11.2, an amount equal to such Participating Lender's Revolving Percentage of the amount of such draft, or any part thereof, which is not so reimbursed. On the date that any Assignee becomes a Revolving Credit Lender party to this Agreement in accordance with subsection 11.6, participating interests in any outstanding Letters of Credit held by the transferor Lender from which such Assignee acquired its interest hereunder shall be proportionately reallotted between such Assignee and such transferor Lender. Each Participating Lender hereby agrees that its obligation to participate in each Letter of Credit, and to pay or to reimburse the Issuing Lender for its participating share of the drafts drawn or amounts otherwise paid thereunder, is absolute, irrevocable and unconditional and shall not be affected by any circumstances whatsoever (including, without limitation, the occurrence or continuance of any Default or Event of Default), and that each such payment shall be made without offset, abatement, withholding or other reduction whatsoever.

               (b) If any amount required to be paid by any Participating Lender to the Issuing Lender pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any draft paid by the Issuing Lender under any Letter of Credit is not paid to the Issuing Lender within three Business Days after the date such payment is due, such Participating Lender shall pay to the Administrative Agent, for the account of the Issuing Lender, on demand, an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapsed during such period and the denominator of which is
360. If any such amount required to be paid by any Participating Lender pursuant to subsection 3.4(a) is not in fact made available to the Administrative Agent, for the account of the Issuing Lender, by such Participating Lender within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such Participating Lender, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Alternate Base Rate Loans hereunder. A certificate of the Issuing Lender submitted to any Participating Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

               (c) Whenever, at any time after the Issuing Lender has paid a draft under any Letter of Credit and has received from any Participating Lender its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Lender receives any reimbursement on account of such unreimbursed portion, or any payment of interest on account thereof, the Issuing Lender will pay to the Administrative Agent, for the account of such Participating Lender, its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such Participating Lender shall return to the Administrative Agent for the account of the Issuing Lender, the portion thereof previously distributed to it.

               3.5 L/C Obligation of the Borrowers. The Borrowers jointly and severally agree to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Company of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrowers under this subsection from the date such amounts become payable in accordance with the first sentence of this subsection 3.5 until payment in full, at the rate which would be payable on Alternate Base Rate Loans at such time.

               3.6 Obligations Absolute. The Borrowers' joint and several obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which any of the Borrowers or any other Person may have or have had against the Issuing Lender or any other Lender or any beneficiary of a Letter of Credit. The Borrowers also agree with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrowers' joint and several obligations under subsection 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among any of the Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of any of the Borrowers against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrowers agree that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, including, without limitation, Article V thereof, shall be binding on the Borrowers and shall not result in any liability of such Issuing Lender to the Borrowers.

               3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Company and the Administrative Agent of the date and amount thereof. The responsibility of the Issuing Lender to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

               3.8 Letter of Credit Applications. To the extent that any provision of any Letter of Credit Application, including any reimbursement provisions contained therein, related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall prevail.

                          SECTION 4 GENERAL PROVISIONS

               4.1 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

               (b) Each Alternate Base Rate Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

               (c) Upon the occurrence and during the continuance of any Event of Default specified in subsection 9(a), the Loans and any overdue amounts hereunder shall bear interest at a rate per annum which is (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this subsection plus 2%.

               (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

               4.2 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that with respect to Alternate Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the Revolving Credit Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Company and the Revolving Credit Lenders of the effective date and the amount of each such change in interest rate.

               (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 4.1(a) or (c).

               4.3 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

               (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

               (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Company and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Alternate Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as Alternate Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Alternate Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent (which the Administrative Agent agrees to do when the circumstances that prompted the delivery of such notice no longer exist), no further Eurodollar Loans shall be made or continued as such, nor shall the Borrowers have the right to convert Loans to Eurodollar Loans.

               4.4 Pro Rata Treatment and Payments. (a) Each borrowing, conversion or continuation pursuant to subsection 2.8, of Loans (other than Swing Line Loans) by the Borrowers from the Lenders and any reduction of the Commitments of the Lenders hereunder shall be made pro rata according to the respective principal amounts of such Loans held by the Lenders or the respective Revolving Percentages of the Lenders, as the case may be.

               (b) Whenever (i) any payment received by the Administrative Agent under this Agreement or (ii) any other amounts received by the Administrative Agent for or on behalf of the Borrowers (including, without limitation, proceeds of collateral or payments under any guarantee) is insufficient to pay in full all amounts then due and payable to the Administrative Agent and the Lenders under this Agreement, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order: First, to the payment of fees and expenses due and payable to the Administrative Agent under and in connection with this Agreement; Second, to the payment of all expenses due and payable under subsection 11.5, ratably among the Administrative Agent and the Lenders in accordance with the aggregate amount of such payments owed to the Administrative Agent and each such Lender; Third, to the payment of fees due and payable under subsections 2.3 and 3.3(a), ratably as applicable among the Revolving Credit Lenders in accordance with the Revolving Credit Commitment Percentage of each Revolving Credit Lender and, in the case of the Issuing Lender, the amount retained by the Issuing Lender for its own account pursuant to subsection 3.3(a); Fourth, to the payment of interest then due and payable under the Loans, ratably in accordance with the aggregate amount of interest owed to each such Lender; and Fifth, to the payment of the principal amount of the Loans and the L/C Obligations then due and payable and, in the case of proceeds of collateral or payments under any guarantee, to the payment of any other obligations to any Lender not covered in First through Fourth above ratably secured by such collateral or ratably guaranteed under any such guarantee, ratably among the Lenders in accordance with the aggregate principal amount and, in the case of proceeds of collateral or payments under any guarantee, the obligations secured or guaranteed thereby owed to each such Lender.

               (c) If any Revolving Credit Lender (a "Non-Funding Lender") has
(x) failed to make a Revolving Credit Loan required to be made by it hereunder, and the Administrative Agent has determined that such Revolving Credit Lender is not likely to make such Revolving Credit Loan or (y) given notice to the Company or the Administrative Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Revolving Credit Loans, in each case by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, or otherwise, any payment made on account of the principal of the Revolving Credit Loans outstanding shall be made as follows:

               (i) in the case of any such payment made on any date when and to the extent that, in the determination of the Administrative Agent, the Borrowers would be able, under the terms and conditions hereof, to reborrow the amount of such payment under the Revolving Credit Commitments and to satisfy any applicable conditions precedent set forth in subsection 6.2 to such reborrowing, such payment shall be made on account of the outstanding Revolving Credit Loans held by the Revolving Credit Lenders other than the Non-Funding Lender pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans of such Revolving Credit Lenders;

               (ii) otherwise, such payment shall be made on account of the outstanding Revolving Credit Loans held by the Revolving Credit Lenders pro rata according to the respective outstanding principal amounts of such Revolving Credit Loans; and

               (iii) any payment made on account of interest on the Revolving Credit Loans shall be made pro rata according to the respective amounts of accrued and unpaid interest due and payable on the Revolving Credit Loans with respect to which such payment is being made.

The Borrowers agree to give the Administrative Agent such assistance in making any determination pursuant to this paragraph as the Administrative Agent may reasonably request. Any such determination by the Administrative Agent shall be conclusive and binding on the Lenders.

               (d) All payments (including prepayments) to be made by the Borrowers on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made prior to 1:00 p.m., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders at the Administrative Agent's office located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds. The Administrative Agent shall promptly distribute such payments in accordance with the provisions of subsection 4.4(b) promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) would become due and payable on a day other than a Business Day, such payment shall become due and payable on the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension), unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

               (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its relevant Commitment Percentage of the borrowing on such date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower(s) a corresponding amount. If such amount is made available to the Administrative Agent on a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times (ii) the amount of such Lender's relevant Commitment Percentage of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's relevant Commitment Percentage of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's relevant Commitment Percentage of such borrowing is not in fact made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder, on demand, from the Borrowers. The failure of any Lender to make any Loan to be made by it shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Borrowing Date.

               4.5 Borrowing Base Compliance. Throughout the Revolving Credit Commitment Period the Company will deliver to the Administrative Agent within fifteen days after the end of each month as provided in subsection 7.13 certificates of a Responsible Officer of the Company setting forth the Borrowing Base of the Company and its Domestic Subsidiaries. If the Company is not in compliance with the requirements in respect of the Borrowing Base, the Administrative Agent shall promptly notify the Company and the Lenders of such noncompliance and the Borrowers shall immediately (and in any event within one Business Day of receipt of such notice) make all mandatory prepayments required pursuant to subsection 2.7(d). The Administrative Agent shall be obligated to rely on each certificate delivered hereunder in its determination of the Borrowing Base by the Administrative Agent and such certificate shall remain in effect until notice of a redetermined Borrowing Base shall have been given in accordance with the provisions of this subsection 4.5. If a Default or Event of Default shall occur or be continuing, the Administrative Agent, acting in good faith, reserves the right to increase the frequency of the Borrowing Base compliance and reporting to weekly or daily reporting.

               4.6 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Alternate Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law; provided that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different lending office if the making of such a designation would allow the Lender or its lending office to continue to perform its obligations to make Eurodollar Loans and avoid the need for, or materially reduce the amount of, such increased cost. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers jointly and severally agree to pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.9. If circumstances subsequently change so that any affected Lender shall determine that it is no longer so affected, such Lender will promptly notify the Company and the Administrative Agent, and upon receipt of such notice, the obligations of such Lender to make or continue Eurodollar Loans or to convert Alternate Base Rate Loans into Eurodollar Loans shall be reinstated.

               4.7 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Loan, any Note, any Letter of Credit or any Letter of Credit Application or change the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by subsection 4.8 or changes in the rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit (including, without limitation, letters of credit) by, or any other acquisition of funds by, any office of such Lender; or

               (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to increase the cost to such Lender, by an amount which such Lender deems to be material, of issuing or maintaining any Letter of Credit or participation therein or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrowers jointly and severally agree to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different Eurodollar lending office if the making of such designation would allow the Lender or its Eurodollar lending office to continue to perform its obligations to make Eurodollar Loans or to continue to fund or maintain Eurodollar Loans and avoid the need for, or materially reduce the amount of, such increased cost. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify (in any event no later than 90 days after such Lender becomes entitled to make such claim) the Company, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Company shall be conclusive in the absence of manifest error. If the Company so notifies the Administrative Agent within five Business Days after any Lender notifies the Company of any increased cost pursuant to the foregoing provisions of this subsection 4.7, the Borrowers may convert all Eurodollar Loans of such Lender then outstanding into Alternate Base Rate Loans in accordance with subsection
2.8 and, additionally, reimburse such Lender for any cost in accordance with subsection 4.9. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder for nine months following such termination and repayment.



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                                                                              48

               (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Company (with a copy to the Administrative Agent) of a prompt written request therefor, the Borrowers jointly and severally agree to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. This covenant shall survive the termination of this Agreement and the payment of any Notes and all other amounts payable hereunder for nine months following such termination and repayment.

               4.8 Taxes. (a) Except as required by applicable law, all payments made by the Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, that the Borrowers shall not be required to increase any such amounts payable to any Lender or Administrative Agent with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's or Administrative Agent's failure to comply with the requirements of paragraph (d) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender or Administrative Agent at the time such Lender or Administrative Agent becomes a party to this Agreement, except to the extent that such Lender's or Administrative Agent's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrowers with respect to such Non-Excluded Taxes pursuant to this paragraph.

               (b) In addition, the Borrowers jointly and severally agree to pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

               (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrowers, as promptly as possible thereafter the Company shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the applicable Borrower showing payment thereof. If the Borrowers fail to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers jointly and severally agree to indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

               (d) Each Lender (or Transferee) or Administrative Agent that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Company and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN (certifying as to entitlement to treaty benefits) or Form W-8ECI (claiming exemption from withholding because the income is effectively connected with a U.S. trade or business), or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit B and a Form W-8BEN (certifying as to beneficial ownership), or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Non-U.S. Lender, or promptly upon the Company's or the Administrative Agent's reasonable request therefor after a previous form has been delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Company at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Company (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provisions of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

               (e) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

               4.9 Indemnity. The Borrowers jointly and severally agree to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by any Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by any Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Company has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by any Borrower in making any prepayment after the Company has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment of

Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense (but excluding loss of margin) arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. Calculation of all amounts payable to a Lender under this subsection 4.9 shall be made as though such Lender had actually funded its relevant Eurodollar Loan through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its Eurodollar Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection 4.9. This covenant shall survive the termination of this Agreement and the payment of any Notes and all other amounts payable hereunder for a period of nine months thereafter.

               4.10 Replacement of Lender. If at any time (a) the Borrowers become obligated to pay additional amounts described in subsections 4.6, 4.7 or
4.8 as a result of any condition described in such subsections or any Lender ceases to make Eurodollar Loans pursuant to subsection 4.6, (b) any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian or other Person having similar powers, (c) any Lender becomes a "Nonconsenting Lender" or (d) any Lender becomes a "Non-Funding Lender", then the Company may, on ten Business Days' prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall) assign pursuant to subsection 11.6(c) all of its rights and obligations under this Agreement to a Lender or other entity selected by the Company and acceptable to the Administrative Agent for a purchase price equal to the outstanding principal amount of such Lender's Loans and all accrued interest and fees and other amounts payable hereunder (including amounts payable under subsection 4.9 as though such Loans were being paid instead of being purchased); provided that (i) the Company shall have no right to replace the Administrative Agent, (ii) neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender or other such entity, (iii) in the event of a replacement of a Nonconsenting Lender or a Lender to which any Borrower becomes obligated to pay additional amounts pursuant to clause (a) of this subsection 4.10, in order for the Company to be entitled to replace such a Lender, such replacement must take place no later than 180 days after (A) the date the Nonconsenting Lender shall have notified the Company and the Administrative Agent of its failure to agree to any requested consent, waiver or amendment or (B) the Lender shall have demanded payment of additional amounts under one of the subsections described in clause
(a) of this subsection 4.10, as the case may be, and (iv) in no event shall the Lender hereby replaced be required to pay or surrender to such replacement Lender or other entity any of the fees received by such Lender hereby replaced pursuant to this Agreement. In the case of a replacement of a Lender to which the Borrowers become obligated to pay additional amounts pursuant to clause (a) of this subsection 4.10, the Borrowers jointly and severally agree to pay such additional amounts to such Lender prior to such Lender being replaced and the payment of such additional amounts shall be a condition to the replacement of such Lender. In the event that (x) the Company or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (y) the consent, waiver or amendment in question requires the agreement of all Lenders in accordance with the terms of subsection 11.1 and (z) Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a



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                                                                              51

"Nonconsenting Lender." The Company's right to replace a Non-Funding Lender pursuant to this subsection 4.10 is, and shall be, in addition to, and not in lieu of, all other rights and remedies available to the Borrowers against such Non-Funding Lender under this Agreement, at law, in equity, or by statute.

               4.11 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of subsection 4.8(a) with respect to such Lender, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the reasonable judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this subsection shall affect or postpone any of the obligations of the Borrowers or the rights of any Lender pursuant to subsection 4.8(a).

                    SECTION 5 REPRESENTATIONS AND WARRANTIES

       To induce the Administrative Agent and the Lenders to enter into this Agreement, to make the Loans and to issue and participate in Letters of Credit, the Credit Parties hereby represent and warrant to the Administrative Agent and each Lender that:

               5.1 Financial Condition. (a) The pro forma balance sheet of the Company and its Subsidiaries (the "Pro Forma Balance Sheet"), certified by a Responsible Officer of the Company, copies of which have heretofore been furnished to the Administrative Agent, is, to the knowledge of the Company, the unaudited consolidated balance sheet of the Company as at October 31, 2001, adjusted to give effect to (i) the Loans to be made on the Closing Date and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet was prepared based on good faith assumptions and is, to the knowledge of the Company, based on the best information available to the Company as of the date of delivery thereof, and reflects on a pro forma basis, in all material respects, the financial position of Company and its Subsidiaries as at October 31, 2001.

               (b) The audited consolidated financial statements of the Company and its Subsidiaries as of December 31, 1998, December 31, 1999 and December 31, 2000, reported on by Pricewaterhouse Coopers LLP, copies of which have heretofore been furnished to each Lender, present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as at such dates, and the consolidated results of the Company's operations and the Company's cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Company and its Subsidiaries as at October 31, 2001, and the related unaudited consolidated statements of income and cash flows for the ten-month period ended on such date, present fairly in all material respects the consolidated financial condition of the Company and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the ten-month period then ended (subject to normal year-end audit adjustments). Such financial statements and the related schedules and notes thereto have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). During the period from October 31, 2001 to and including the date hereof



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                                                                              52

there has been, to the knowledge of the Company, no sale, transfer or other disposition by the Company or any of its Subsidiaries of any material part of its business, or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person but excluding sales of inventory in the ordinary course of business) material in relation to the consolidated financial condition of the Company and its Subsidiaries at October 31, 2001.

               5.2 No Change. Since December 31, 2000, there has been no Material Adverse Effect.

               5.3 Corporate Existence; Compliance with Law. Holdings and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Affect.

               5.4 Corporate Power; Authorization; Enforceable Obligations. Each Credit Party has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement and the other Loan Documents to which it is a party and, with respect to the Borrowers, to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of, or the granting of any security interests under, this Agreement and the other Loan Documents and to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of, or the granting of any security interests under, this Agreement or the other Loan Documents to which any Credit Party is a party. This Agreement and each of the other Loan Documents has been duly executed and delivered on behalf of the Credit Party thereto. This Agreement and each of the other Loan Documents constitutes a legal, valid and binding obligation of the Credit Party thereto enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

               5.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of any Credit Party or of any of their Subsidiaries.

               5.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Credit Parties, threatened by or against any of the Credit Parties or any of their Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, the other Loan Documents or any of the transactions contemplated hereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

               5.7 No Default. None of the Credit Parties or any of their Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

               5.8 Ownership of Property; Liens. Each of the Credit Parties and their Subsidiaries has good record and indefeasible title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by subsection 8.3. Such real and other properties comprise all of the properties the use of which is necessary for the conduct of the Company's or such Subsidiaries' business as presently conducted and as proposed to be conducted by it. As of the date hereof, the Fee Properties listed on Part I of Schedule 5.18 constitute all the real properties owned in fee by the Company or its Subsidiaries and the Leased Properties listed on Part II of Schedule 5.18 together with the Excluded Leased Properties listed on Part III of Schedule 5.18 constitute all of the real properties leased by the Company or its Subsidiaries. As of the date hereof, each of the leases with respect to the Leased Properties listed on Part II of
Schedule 5.18 is in full force and effect.

               5.9 Intellectual Property. Each of the Credit Parties and their Subsidiaries owns, or is validly licensed to use, (1) all trademarks, trade names, corporate names, domain names, service marks, logos and other source or business indicators, and all goodwill associated therewith, now existing or hereinafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, (2) all copyrights and all registrations or recordings thereof, (3) all patents and patent applications including re-issues, reexaminations, continuations, continuations-in-part, and all invention disclosures, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property") except for those the failure of which to own or license could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company and except as set forth on Schedule 5.9, no material claim has been asserted or threatened by any Person challenging or questioning the ownership or use of any such Intellectual Property or the validity, enforceability or effectiveness of any such Intellectual Property which would have a Material Adverse Effect, nor do the Credit Parties know of any valid basis for any such claim. To the knowledge of the Company, the use of such Intellectual Property by the Credit Parties and their Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               5.10 Taxes. Each of the Credit Parties and their Subsidiaries has filed or caused to be filed all federal and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any



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                                                                              54

of its property (including without limitation the Mortgaged Properties) and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than (i) any such taxes, assessments, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Credit Party or its Subsidiary, as the case may be, (ii) taxes, assessments, fees or other charges imposed by any Governmental Authority, other than income taxes imposed by the United States of America, with respect to which the failure to make payments could not, by reason of the amount thereof or remedies available to such Governmental Authority, reasonably be expected to have a Material Adverse Effect, or (iii) taxes, assessments, fees or other charges covered by indemnities from third parties that are reasonably expected to be collectible); no tax Lien has been filed, and, to the knowledge of the Credit Parties, no claim is being asserted, with respect to any such tax, fee or other charge (other than any such taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Credit Party or its Subsidiary, as the case may be.)

               5.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Administrative Agent, the Company will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said the Company is not in default of any of its obligations under any such leases Regulation U.

               5.12 ERISA. (a) Except where the liability which could reasonably be expected to result, individually or in the aggregate, has not had or could not reasonably be expected to have a Material Adverse Effect: (i) neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan; (ii) each Plan (other than a Multiemployer Plan) has complied in all respects with the applicable provisions of ERISA and the Code; (iii) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Single Employer Plan has arisen and remains outstanding, during such five-year period; (iv) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits;
(v) none of the Credit Parties nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and, to the knowledge of the Credit Parties, no such complete or partial withdrawal is expected to occur which would cause any of the Credit Parties or any Commonly Controlled Entity to become subject to any liability under ERISA; and (vi) no such Multiemployer Plan is in Reorganization or Insolvent.

               (b) Except as could not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries are in compliance in all material respects with the laws,



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                                                                              55

regulations and terms applicable to them in respect of all pension and employee benefit plans of, or maintain, for the benefit of employees of, the Foreign Subsidiaries of the Company.

               5.13 Investment Company Act; Other Regulations. Neither Holdings nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrowers are not subject to regulation under any Requirement of Law which limits its ability to incur Indebtedness.

               5.14 Subsidiaries, Etc. As of the date hereof, the only Subsidiaries of the Company, and the only partnerships or joint ventures in which the Company or any of its Subsidiaries has an interest are those listed on
Schedule 5.14. As of the date hereof, the Company owns the percentage of the Capital Stock or other evidences of the ownership of each Subsidiary, partnership or joint venture listed on Schedule 5.14 as set forth on such Schedule. As of the date hereof, no such Subsidiary, partnership or joint venture has issued any securities convertible into shares of its Capital Stock, and the outstanding stock and securities (or other evidence of ownership) of such Subsidiaries, partnerships or joint ventures owned by the Company and its Subsidiaries are so owned free and clear of all Liens other than Liens permitted under Section 8.3(a) and (b), warrants, options or rights of others of any kind except as set forth in Schedule 5.14.

               5.15 Purpose of Loans. The proceeds of the Loans shall be used to refinance any outstandings under the Existing Agreement and to finance the ongoing working capital needs and general corporate purposes of the Company and its Subsidiaries.

               5.16 Environmental Matters. (a) The facilities and properties currently or formerly owned, leased or operated by the Company or any of its Subsidiaries (the "Properties") do not contain, and, to the knowledge of the Company, have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under such conditions which could not reasonably be expected to result in a Material Adverse Effect.

               (b) The Properties, the business operated by the Company and its Subsidiaries and all operations at the Properties are, have been, in compliance in all material respects with all applicable Environmental Laws except for noncompliance which, individually or in the aggregate, could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

               (c) Neither the Company nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business, nor does the Company have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that could reasonably be expected to result in a Material Adverse Effect.

               (d) Materials of Environmental Concern have not been transported or disposed of or arranged to be disposed of from the Properties or otherwise in connection with the business in



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                                                                              56

violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law in effect at the time of the making of this representation, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties or otherwise in connection with the business in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law in effect at the time of the making of this representation except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to result in a Material Adverse Effect.

               (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company, threatened, under any Environmental Law to which the Company or any Subsidiary is or will be named as a party with respect to the Properties or the business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to result in a Material Adverse Effect.

               (f) There has been no release or, to the knowledge of Company, threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Company or any Subsidiary in connection with the Properties or otherwise in connection with the business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws in effect at the time of making this representation except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to result in a Material Adverse Effect.

               5.17 Disclosure. No information, financial statement, report, certificate or other document prepared or furnished by or on behalf of any Credit Party to the Administrative Agent or any Lender in connection with this Agreement or any other Loan Document (but excluding all projections and pro forma financial statements which shall have been prepared in good faith and based upon reasonable assumptions) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. As of the Closing Date, there is no fact known to any Credit Party (other than general economic conditions, which conditions are commonly known and affect businesses generally) which has, or which could reasonably be expected to have, in the reasonable judgment of such Credit Party, a Material Adverse Effect.

               5.18 Security Documents. (a) The Guarantee and Collateral Agreement and the Patent and Trademark Agreements are effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 5.18 in appropriate form are filed in the offices specified on Schedule 5.18, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in such Collateral and the proceeds



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                                                                              57

thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by subsection 8.3).

               (b) As of the date hereof the properties listed on Schedule 5.18 constitute all material real properties owned and/or leased by Holdings or any of its Subsidiaries. The Mortgages will be effective upon execution to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable Lien on the properties described therein and proceeds thereof, subject to obtaining necessary consents (which consents shall be obtained on or prior to the date of execution of such Mortgages) and when the Mortgages are filed in the offices specified on Schedule 5.18, the Mortgages shall constitute a fully perfected, first priority Lien on, and security interest in, all right, title and interest of the Credit Parties in the Mortgaged Properties and the proceeds thereof, superior in right to any other Person other than Liens permitted hereby.

               5.19 Solvency. Each of Holdings and the Company is, individually and together with its Subsidiaries, Solvent.

               5.20 No Fees. None of the Credit Parties nor any of their Subsidiaries is under any obligation to pay any broker's fees, finder's fee, commission, transaction fee or expenses in connection with the transactions contemplated by this Agreement.

               5.21 Insurance. The insurance maintained by or reserved against on the books of Holdings, the Company and their Subsidiaries is sufficient to protect the Company against such risks as are usually insured against in the same general area by companies engaged in the same or similar business. None of the Credit Parties or any of their Subsidiaries is in default under any provisions of any such policy of insurance or has received notice of cancellation of any such insurance (other than in connection with the replacement of any such policy). None of the Credit Parties or any of their Subsidiaries has made any material claims under any policy of insurance with respect to which the insurance carrier has denied liability, except insofar as such denial does not involve a claim that could reasonably be expected to have a Material Adverse Effect.

               5.22 Senior Debt. The Obligations of the Borrowers constitute "Senior Indebtedness" for purposes of the Senior Subordinated Notes.

               5.23 Labor Matters There are no strikes pending or, to the knowledge of the Company, threatened against Holdings or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of Holdings and each of its Subsidiaries have not been in violation of any applicable United States and or Mexican labor laws, rules or regulations or any other applicable laws, rules or regulations, except where such violations could not reasonably be expected to have a Material Adverse Effect.

                         SECTION 6 CONDITIONS PRECEDENT

               6.1 Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

               (a) Agreement; Security Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, the Borrowers, Holdings and each Lender listed on
       Schedule 1.1B, (ii) the Guarantee and Collateral Agreement, executed and delivered by Holdings, the Company and each Domestic Subsidiary, (iii) an Acknowledgement and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Credit Party, and (iv) each other Security Document executed and delivered by the respective parties thereto.

               (b) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

               (c) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received
       (i) a certificate of each Credit Party, dated the Closing Date, substantially in the form of Exhibit F, with appropriate insertions and attachments, including the certificate of incorporation of each Credit Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Credit Party, and (ii) a long form good standing certificate for each Credit Party from its jurisdiction of organization.

               (d) Capital Structure. The capital structure of each Credit Party after the refinancing contemplated hereby shall be satisfactory in all respects.

               (e) Consents, Licenses and Approvals. All governmental and material third party approvals (including material landlords' and other consents) necessary or advisable in connection with the execution, delivery and performance of the Loan Documents and the continuing operation of the business shall have been obtained and be in full force and effect.

               (f) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Company to the Administrative Agent on or before the Closing Date.

               (g) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion of Weil, Gotshal & Manges LLP, counsel to the Credit Parties, substantially in the form of Exhibit E, dated the Closing

       Date. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

               (h) Solvency. The Administrative Agent shall have received, with a copy for each Lender, a certificate of the chief financial officer of Holdings, dated the Closing Date, in substantially the form of Exhibit G, documenting the solvency of Holdings and the Company and its Subsidiaries after giving effect to the transactions contemplated hereby and setting forth the procedures taken to enable the delivery of such certificate.

               (i) Perfection; Lien Searches. All filings and other actions required to create and perfect a first priority security interest in all collateral granted to the Administrative Agent pursuant to the Security Documents shall have been duly made or taken, and all such collateral shall be free and clear of other Liens except as permitted hereby. The Administrative Agent shall have received, with a copy for each Lender, the results of a recent lien search in each of the relevant domestic jurisdictions with respect to Holdings, the Company and its Subsidiaries, and (i) such search shall reveal no Liens on any of the assets of such parties other than those permitted pursuant to subsection 8.3 or (ii) the Administrative Agent shall have received evidence satisfactory to it that UCC-3 termination statements and other Lien release documentation shall have been duly executed and properly filed, and all other necessary actions shall have been duly taken, to the extent necessary to effect the complete and irrevocable release of all Liens other than those permitted pursuant to subsection 8.3.

               (j) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of subsection 7.5.

               (k) Perfection Certificate. The Administrative Agent shall have received, with a copy for each Lender, a Perfection Certificate, dated the Closing Date, substantially in the form of Exhibit H, duly completed by the Company.

               (l) Environmental Due Diligence. The Administrative Agent shall have completed environmental due diligence reasonably satisfactory to the Administrative Agent, including, if reasonably requested, a reasonably satisfactory environmental assessment from an environmental consultant reasonably satisfactory to the Administrative Agent with respect to any environmental hazards, conditions or liabilities (contingent or otherwise) to which the business may be subject and which could reasonably be expected to have a Material Adverse Effect.

               (m) Financial Information. The Administrative Agent shall have received, with a copy for each Lender, (i) a statement of sources and uses reasonably satisfactory to the Lenders, (ii) the Pro Forma Balance Sheet, (iii) satisfactory projections through the 2004 fiscal year, (iv) audited consolidated financial statements of each of the Company and its Subsidiaries for the 1998, 1999 and 2000 fiscal years and (v) unaudited interim consolidated financial statements of each of the Company and its Subsidiaries for each fiscal month and quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (iv) of this paragraph as to which such financial statements are available.



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                                                                              60

               (n) Borrowing Base Certificate. The Administrative Agent shall have received, with a copy for each Lender, a Borrowing Base Certificate, substantially in the form of Exhibit I, signed by a Responsible Officer of the Company setting forth the Borrowing Base and supplemental reporting as of November 30, 2001, and such certificate shall demonstrate that the Borrowing Base (excluding machinery and equipment) available as of such date shall be no less than $45,000,000 (before deducting for Letter of Credit usage).

               (o) Consolidated EBITDA. The Administrative Agent shall be satisfied that the combined Consolidated EBITDA of the Company (i) for the twelve month period ended September 30, 2001 shall equal at least $67,500,000 and (ii) for each twelve month period ended prior to the Closing Date shall equal at least $55,000,000, and the Company shall provide support for such calculations of a nature that is reasonably satisfactory to the Administrative Agent (and, in any event, in conformity with Regulation S-X).

               (p) Borrowing Base Review. The Administrative Agent shall have received a satisfactory borrowing base collateral review prepared by the Administrative Agent's Specialized Due Diligence Group and/or its agent or representatives with respect to the accounts receivable, inventory, related working capital matters and financial information of the Company and its Subsidiaries.

               (q) Cash Management System. The Company shall have established a cash management system (the "Cash Management System") acceptable to the Administrative Agent which will include (i) the establishment of a collateral proceeds account in the name of the Administrative Agent at JPMorgan Chase Bank into which funds received in applicable lockbox and depository accounts shall be transferred on a daily basis and (ii) arrangement for all remittances to be directed into lockbox and depository accounts held at banks which have executed agreements acceptable to the Administrative Agent.

               6.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any Loan requested to be made by it on any date or of the Revolving Credit Lenders and the Issuing Lender to issue or participate in any Letter of Credit is subject to the satisfaction of the following conditions precedent:

               (a) Representations and Warranties. Each of the representations and warranties made by the Credit Parties and their Subsidiaries in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date.

               (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made, or Letters of Credit requested to be issued, on such date.

               (c) Letter of Credit Application. With respect to the issuance of any Letter of Credit, the Issuing Bank shall have received a Letter of Credit Application, completed to its reasonable satisfaction and duly executed by a Responsible Officer of the Company; provided that if such Letter of Credit is being issued to support the repayment of any Indebtedness of any Subsidiary of the Company, such Subsidiary shall also execute such Letter of Credit Application and shall agree to be jointly and severally liable with the Company for any and all obligations arising under or in connection with such Letter of Credit or the Letter of Credit Application related thereto.

       Each borrowing by any of the Borrowers hereunder and issuance of any Letter of Credit shall constitute a representation and warranty by the Credit Parties as of the date of such Loan or issuance, as the case may be, that the conditions contained in this subsection 6.2 have been satisfied.

                         SECTION 7 AFFIRMATIVE COVENANTS

       Holdings and the Company hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit is outstanding or any Loan or other Obligations are owing to any Lender or the Administrative Agent hereunder, each of Holdings and the Company shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

               7.1 Financial Statements. Furnish to the Administrative Agent (who will furnish a copy to each Lender):

               (a) as soon as available, but in any event within 110 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the consolidated statements of income and retained earnings and consolidated statement of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing;

               (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and consolidated statement of cash flows of the Company and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form (i) the figures for the previous year and (ii) the figures set forth in the relevant budgets required to be delivered in accordance with subsection 7.2(c);

               (c) as soon as available, but in any event not later than 45 days after the end of each month (other than a month the last day of which coincides with the last day of any fiscal quarter) of each fiscal year of the Company, the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and retained earnings and consolidated statement of cash flows of the Company and its consolidated Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form (i) the figures for the previous year and (ii) the figures set forth in the relevant budgets required to be delivered in accordance with subsection 7.2(c);

all such financial statements shall fairly present in all material respects the consolidated financial position or the consolidating financial position, as the case may be, of the Company and its Subsidiaries as of such date and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

               7.2 Certificates; Other Information. Furnish to the Administrative Agent (who will furnish a copy to each Lender): (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default relating to the covenants contained in subsection 8.1, except as specified in such certificate;

               (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and 7.1(b), a certificate of a Responsible Officer of the Company (i) stating that, to the best of such Responsible Officer's knowledge, the Company during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, in all material respects, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) stating that all such financial statements fairly present in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein) and (iii) showing in detail the calculations supporting such statement in respect of subsections 8.1,
8.8 and 8.9;

               (c) as soon as available but not later than 45 days subsequent to the end of each fiscal year of the Company, a copy of the projections by the Company of the operating budget and cash flow budget of the Company and its Subsidiaries for the succeeding fiscal year (showing the operating budget and cash flow budget for each month within such fiscal year), such projections to be accompanied by a certificate of a Responsible Officer of the Company to the effect that such projections have been prepared in good faith and based upon reasonable assumptions;

               (d) within five days after the same are filed, copies of all financial statements and reports which Holdings, the Company or any of their Subsidiaries may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

               (e) whenever the Company or any of its domestic subsidiaries, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision



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                                                                              63

thereof, the Company or any of its Domestic Subsidiaries shall report such filing to the Administrative Agent within fifteen Business Days after the last day of the fiscal quarter in which such filing occurs;

               (f) promptly, upon the reasonable request of the Administrative Agent, the Company shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request; and

               (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

               7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where (i) such payment is not overdue by more than sixty (60) days or (ii) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be; provided that, notwithstanding the foregoing, the Company and each of its Subsidiaries shall have the right to pay any such obligation and in good faith contest, by proper legal actions or proceedings, the validity or amount of such claims.

               7.4 Conduct of Business and Maintenance of Existence. Except as provided in subsection 8.5, continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except for any failure to preserve and maintain such privileges, rights or franchises that could not reasonably be expected to have a Material Adverse Effect; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

               7.5 Maintenance of Property; Insurance. Keep all property (including the Mortgaged Properties) useful and necessary in its business in good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business or as otherwise reasonably requested by the Administrative Agent, including without limitation insurance (i) insuring its inventory and equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and
(ii) insuring the Company, the Administrative Agent and the Lenders against liability for personal injury and property damage relating to such inventory and equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Lenders; and furnish to each Lender, upon written request, full information as to the insurance carried except to the extent that the failure to do any of the foregoing with respect to any such property could not reasonably be expected to materially adversely affect the value or usefulness of such property. All insurance required by the Loan

Documents shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as insured party or loss payee, and (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause.

               7.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in all material respects in conformity with GAAP and all Requirements of Law shall be made of all material dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable advance notice at any reasonable time on any Business Day and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants; provided that the Administrative Agent or such Lender shall notify the Company prior to any contact with such accountants and give the Company the opportunity to participate in such discussions.

               7.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

               (a) the occurrence of any Default or Event of Default;

               (b) (i) any (x) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or (y) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect and
       (ii) any default or event of default under the Senior Subordinated Notes;

               (c) any litigation or proceeding affecting any of the Credit Parties or any of their Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

               (d) the following events: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan (other than a Multiemployer Plan), a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

               (e) any development or event which has had, or could reasonably be expected to have, a Material Adverse Effect;

               (f) the receipt by the Company or any Subsidiary of any complaint, order, citation, notice or other written communication from any Person with respect to the existence or alleged existence of a violation of any Environmental Laws or Materials of Environmental Concern or any other environmental, health or safety matter, including, without limitation, the occurrence of any spill, discharge or release in a quantity that is reportable under any Environmental Law on any Mortgaged Property or any other property owned, leased or utilized by the Company or any Subsidiary of the Company but only to the extent that such complaint, order, citation, notice or written communication individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

               (g) any Lien (other than security interests created by the Guarantee and Collateral Agreement or Liens permitted under subsection 8.3) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies under the Guarantee and Collateral Agreement;

               (h) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby; and

               (i) any application or registration relating to any material Intellectual Property that the Company knows or has reason to know may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Company's ownership of, or the validity of, any material Intellectual Property or such Company's right to register the same or to own and maintain the same.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company, Holdings or the applicable Commonly Controlled Entity proposes to take with respect thereto.

               7.8 Environmental Laws.

               (a) Comply in all material respects with, and will use reasonable best efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, including;

               (b) conducting and completing all investigations, studies, sampling and testing, remedial, removal and other actions required under Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect; and

               (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers, directors and controlling persons, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company, any of its



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                                                                              66

Subsidiaries or the Properties including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of or relate to the gross negligence or willful misconduct of, or any post-foreclosure actions not taken in the ordinary course of business consistent with past practices of, the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of all Loans and all other amounts payable hereunder.

               7.9 Additional Collateral, Etc. (a) With respect to any property with an aggregate value in excess of $1,000,000 acquired after the Closing Date by the Company or any of its Subsidiaries (other than (x) any property described in paragraph (b), (c) or (d) below, (y) any property subject to a Lien expressly permitted by Section 8.3(h) and (z) property acquired by any Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property (subject to the Liens permitted by subsection 8.3), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

               (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the Closing Date by the Company or any of its Subsidiaries (other than (x) any such real property subject to a Lien expressly permitted by Section 8.3(h) and (z) real property acquired by any Foreign Subsidiary), promptly (i) execute and deliver a first priority Mortgage (subject to Liens permitted by subsection 8.3), in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

               (c) With respect to any new Subsidiary (other than a Foreign Subsidiary) created or acquired after the Closing Date by the Company or any Subsidiary (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be a Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock (subject to Liens permitted by subsection 8.3(b)) of such new Subsidiary that



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                                                                              67

is owned by the Company or any Subsidiary, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant issuer, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest (subject to Liens permitted by subsection 8.3)in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit F, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

               (d) With respect to any new Foreign Subsidiary created or acquired after the Closing Date by the Company or any of its Subsidiaries (other than by any Subsidiary that is a Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock (subject to Liens permitted by subsection 8.3(b))of such new Subsidiary that is owned by the Company or any of its Subsidiaries (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Person, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

               7.10 Mortgages; Mortgage Amendments; Surveys. (a) Within 60 days of the Closing Date, the Company shall deliver to the Administrative Agent (i) the Mortgage Amendments for each Mortgage outstanding immediately prior to the date hereof and (ii) the Mortgages for each real property acquired by the Company or any of its Subsidiaries after February 12, 1997.

               (b) With respect to each Mortgage delivered on the date hereof, within 60 days after the Closing Date the Company shall deliver to the Administrative Agent and the title insurance company issuing the policy referred to in subsection 7.10 (the "Title Insurance Company") maps or plats of an as-built survey of each Mortgaged Property encumbered thereby certified by the survey company to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date reasonably satisfactory to the Administrative Agent and the Title Insurance Company and prepared by an independent professionally licensed land surveyor reasonably satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines;
(ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map.

               7.11 Title Insurance Policy. Within sixty days after the Closing Date, the Company shall deliver to the Administrative Agent in respect of each Mortgaged Property on which a Mortgage has been delivered in favor of the Administrative Agent on the date hereof a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated no later than 60 days from the Closing Date. Each such policy shall (i) be in an amount reasonably satisfactory to the Administrative Agent; (ii) be issued at ordinary rates;
(iii) insure that the Mortgage insured thereby creates a valid first Lien on the Mortgaged Property free and clear of all defects and encumbrances, except as permitted under subsection 8.3 and such other matters as may be approved by the Administrative Agent; (iv) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (v) be in the form of ALTA Loan Policy - 1990, if available; (vi) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (vii) be issued by title companies reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). Within 60 days after the Closing Date, the Company shall deliver to the Administrative Agent in respect of each Mortgaged Property on which a Mortgage Amendment has been delivered on the date hereof an endorsement to the mortgagee's title policy (or policies) bringing down the date of such policy to a date no later than 60 days after the Closing Date, and insuring that each Mortgage outstanding immediately prior to the date hereof, as amended by the respective Mortgage Amendment, continues to create a valid first Lien on the Mortgaged Property encumbered thereby, free and clear of all defects and encumbrances except as permitted under subsection 8.3 and such other matters as may be approved by the Administrative Agent. The Administrative Agent shall receive evidence satisfactory to it that all premiums in respect of each such policies, and endorsements and all charges for mortgage recording tax, if any, have been paid. Furthermore, the Company shall deliver to the Administrative Agent on the date on which the title policy (or policies) and endorsements referred to above are delivered pursuant to the terms hereof a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies and endorsements referred to in this subsection 7.11 and a copy, certified by a title insurance company acceptable to the Administrative Agent, of all documents affecting the property covered by such Mortgage not otherwise delivered prior to or on the Closing Date pursuant to subsection 6.1.

               7.12 Maintenance of Cash Management System. The Company shall take all reasonable actions to keep the Cash Management System in effect at all times, including those actions reasonably requested by the Administrative Agent.

               7.13 Borrowing Base Certificate. Furnish to the Administrative Agent, promptly and no later than (i) unless clause (ii) is applicable, fifteen days following the immediately preceding fiscal month ended, a completed Borrowing Base Certificate showing the Borrowing Base as of the close of business on the last day of such fiscal month, signed by a Responsible Officer of the Company, (ii) at any time (commencing with the first week end after such event) when either (i) the aggregate Available Revolving Credit Commitments or
(ii) the amount of the Borrowing Base available to support additional extensions of credit hereunder is less than or equal to $10,000,000, then five Business Days following the immediately preceding week ended, a completed Borrowing Base Certificate showing the Borrowing Base as of the close of business on the last day of such week, signed by a Responsible Officer of the Company and (iii) if requested by the Administrative Agent, at any other time when the Administrative Agent reasonably believes that the then existing Borrowing Base Certificate is materially inaccurate, five Business Days after such request, a completed Borrowing Base Certificate showing the Borrowing Base as of the date so requested, in each case with supporting documentation (including without limitation the documentation described on Schedule 1 to Exhibit I) and additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request, provided that while a Default or Event of Default shall be occurring, the Administrative Agent, acting in good faith, may request a completed Borrowing Base Certificate at more frequent intervals. The M&E Component of the Borrowing Base shall be updated (i) from time to time upon receipt of periodic valuation updates received from the Administrative Agent's asset valuation experts, (ii) concurrent with the sale of any assets constituting part of the M&E Component, (iii) in the event all or a material portion of assets are idled for any reason other than routine maintenance or repairs for a period in excess of twenty consecutive days, or (iv) in the event the value of such assets is otherwise materially impaired, in good faith by the Administrative Agent.

               7.14 Borrowing Base Review. The Company will permit the Administrative Agent and/or any representatives designated by the Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of the Company's computation of the Borrowing Base and the assets included in the Borrowing Base and such other assets and properties of the Company or its Subsidiaries as the Administrative Agent or Required Lenders may require, (i) on an annual basis, or (ii) as reasonably requested, if (x) the Aggregate Revolving Extensions of Credit outstanding exceed 75% of the amount of the Borrowing Base,
(y) either the consolidated financial position of the Company or the value of the assets constituting the Borrowing Base has been materially impaired or (z) an Event of Default has occurred and is continuing. The Company shall pay the reasonable fees (including reasonable and customary internally allocated fees of employees of the Administrative Agent as to which invoices have been furnished) and expenses of any such representatives retained by the Administrative Agent as to which invoices have been furnished to conduct any such evaluation or appraisal, including the reasonable fees and expenses associated with collateral monitoring services performed by the Collateral Agent Services Group of the Administrative Agent. To the extent permitted in accordance with the definition of "Borrowing Base" whether as a result of any such evaluation, appraisal or monitoring or otherwise, the Company also agrees to modify or adjust the computation of the Borrowing Base (which may include maintaining additional reserves, modifying the advance rates or modifying the eligibility criteria for the components of the Borrowing Base). In the event that historical accounting practices, systems or reserves relating to the components of the Borrowing Base are modified in a manner that is adverse to the Lenders in any material respect, the Company will agree to maintain such additional reserves (for purposes of computing the Borrowing Base) in respect to the components of the Borrowing Base and make such other adjustments to its parameters for including the components of the Borrowing Base as the Administrative Agent in good faith shall reasonably require based upon such modifications.

               7.15 Machinery and Equipment Appraisal; Pledged Securities. Within 30 days of the Closing Date, the Company shall deliver to the Administrative Agent (a) a satisfactory borrowing base collateral review prepared by the Administrative Agent's Specialized Due Diligence Group and/or its agent or representatives with respect to the machinery and equipment of the Company and its Subsidiaries, and (b) any stock certificates (and stock powers) and pledged notes (and note powers) required to be delivered on or prior to the Closing Date pursuant to subsection 6.1(b) and not previously delivered to the Administrative Agent.

               7.16 Changes in Jurisdiction, Name, etc. The Company will not, except upon 30 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein: (i) change its jurisdiction of organization from that referred to in Schedule 4.3 of the Guarantee and Collateral Agreement; (ii) or change its name. Upon request of the Administrative Agent, the Company and each of its Domestic Subsidiaries shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in any copyright, patent or trademark and the goodwill and general intangibles of such Person relating thereto or represented thereby.

                          SECTION 8 NEGATIVE COVENANTS

       Holdings and the Company hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other Obligations are owing to any Lender or the Administrative Agent hereunder, each of Holdings and the Company shall not, and (except with respect to subsection 8.1) shall not permit any of its Subsidiaries to, directly or indirectly:

               8.1 Financial Condition Covenants. (a) Interest Coverage. Permit the Interest Coverage Ratio of the Company and its Subsidiaries for any period of four consecutive calendar quarters ending at the end of the calendar quarters set forth below to be less than the ratio set forth opposite such calendar quarter below:

    Calendar Quarter      Interest Coverage Ratio
    ----------------      -----------------------
    2002         1st           1.05 to 1.00
                 2nd           1.05 to 1.00

Calendar Quarter        Interest Coverage Ratio
----------------        -----------------------
             3rd              1.10 to 1.00
             4th              1.20 to 1.00

2003         1st              1.25 to 1.00
             2nd              1.25 to 1.00
             3rd              1.25 to 1.00
             4th              1.35 to 1.00


2004         1st              1.40 to 1.00
             2nd              1.45 to 1.00
             3rd              1.55 to 1.00
             4th              1.60 to 1.00

               (b) Maintenance of Consolidated EBITDA. Permit Consolidated EBITDA of the Company and its Subsidiaries for any period of four consecutive calendar quarters ending at the end of the calendar quarters set forth below to be less than the amount set forth opposite such calendar quarter below:

Calendar Quarter            Amount
----------------            ------
2002         1st          40,000,000
             2nd          40,000,000
             3rd          42,500,000
             4th          48,000,000

2003         1st          50,000,000
             2nd          50,000,000
             3rd          50,000,000
             4th          52,500,000

2004         1st          55,000,000
             2nd          57,500,000
             3rd          60,000,000
             4th          62,500,000

               (c) Maintenance of Consolidated Senior Debt to Consolidated EBITDA. Permit the ratio of Consolidated Senior Debt of the Company and its Subsidiaries as at the last day of any calendar quarter to Consolidated EBITDA of the Company and its Subsidiaries for a period of four consecutive calendar quarters ending on such date as set forth below to be greater than the ratio set forth opposite such calendar quarter below:

Fiscal Year              Ratio
-----------              -----
2002    1st           1.25 to 1.00
        2nd           1.25 to 1.00
        3rd           1.25 to 1.00
        4th           1.15 to 1.00

2003    1st           1.10 to 1.00
        2nd           1.10 to 1.00
        3rd           1.05 to 1.00
        4th           1.05 to 1.00

2004    1st           1.05 to 1.00
        2nd           1.05 to 1.00
        3rd           1.00 to 1.00
        4th           1.00 to 1.00

               8.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

               (a) Indebtedness of the Credit Parties under the Loan Documents;

               (b) Indebtedness arising from agreements with Governmental Authorities of any foreign country, or political subdivision or agency thereof, relating to the construction of plants and the purchase and installation (including related training costs) of equipment to be used in a Related Business; provided that such Indebtedness in the aggregate does not exceed $7,500,000;

               (c) Indebtedness (and not commitments) outstanding on the Closing Date and listed on Schedule 8.2 and refinancings, refundings, extensions, renewals or replacements thereof provided that no such refinancings, refundings, extension, renewal or replacement shall shorten the maturity to a date prior to the date six months after the Revolving Credit Commitment Termination Date or increase the principal amount thereof;

               (d) Indebtedness resulting from the endorsement of negotiable instruments in the ordinary course of business;

               (e) Indebtedness in respect of obligations under Capital Lease Obligations and purchase money Indebtedness pursuant to this clause (e) not to exceed $15,000,000 in the aggregate at any one time outstanding;

               (f) Indebtedness in respect of copper hedging arrangements in the nature of margin deposits for any such copper hedging arrangements otherwise permitted under subsection 8.17 not exceeding $2,500,000 in the aggregate at any one time;

               (g) Hedging Agreements entered into in the ordinary course of business for non- speculative purposes in a mark-to-market amount not to exceed $2,500,000;

               (h) Guarantee Obligations permitted by subsection 8.4;

               (i) Indebtedness subject to Liens permitted under subsections 8.3(b), (c), (d), (e);

               (j) Indebtedness incurred in connection with the sale of accounts receivable of a Foreign Subsidiary in connection with a trade receivables financing transaction otherwise permitted under subsection 8.6(i);

               (k) additional Indebtedness not exceeding $10,000,000 in aggregate principal amount at any one time outstanding;

               (l) Indebtedness under the Senior Subordinated Notes not to exceed $300,000,000 in aggregate principal amount at any one time; provided that such Indebtedness shall not be extended, renewed, replaced, refinanced or otherwise amended except for amendments otherwise permitted by subsection 8.10(b);

               (m) Indebtedness under the Exchange Notes not to exceed $5,000,000 in aggregate principal amount at any one time;

               (n) Indebtedness (i) of the Company to any Subsidiary, (ii) of any Domestic Subsidiary to the Company or any other Subsidiary; provided that any Indebtedness referred to in this clause (n), if owed to the Company or any Domestic Subsidiary and in amount equal to or greater than $1,000,000, is evidenced by a promissory note or promissory notes which has or have been pledged to the Administrative Agent on terms and conditions satisfactory to the Administrative Agent, (iii) of any Foreign Subsidiary to the Company or any other Subsidiary incurred pursuant to this clause (iii) in an aggregate principal amount at any time outstanding not to exceed the Basket Amount, less the sum of (A) the amount of any guarantees of obligations of Foreign Subsidiaries pursuant to subsection 8.4(i)(ii), (B) the amount of any investments made in a Foreign Subsidiary pursuant to subsection 8.9(c)(iii) and (C) the amount of any Permitted Acquisitions made pursuant to subsection 8.9(k) and (iv) of any Foreign Subsidiary to any other Foreign Subsidiary;

               (o) unsecured Indebtedness of Subsidiaries of Holdings to the seller in any Permitted Acquisition in an aggregate amount not to exceed $10,000,000; provided that at the time of incurrence the requirements of either subsection 8.9(k) or 8.9(n) shall be satisfied; and

               (p) (i) Indebtedness of any Foreign Subsidiary of the Company which is not a Credit Party under overdraft facilities incurred in the ordinary course of business in an aggregate amount outstanding not to exceed $10,000,000 and (ii) Indebtedness as a result of any intercompany loan permitted by subsection 8.9(j).

               8.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

               (a) Liens created by the Security Documents in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent;

               (b) Liens for taxes not yet overdue by more than sixty days or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect to contested taxes are maintained on the books of Holdings or the Company or their respective Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

               (c) carriers', landlord's, warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty days or which are being contested in good faith by appropriate proceedings;

               (d) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

               (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, insurance contracts, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

               (f) easements, rights-of-way, zoning restrictions, restrictions and other similar encumbrances (i) previously or hereinafter incurred in the ordinary course of business which, in the aggregate, are not material in amount and which, in the case of such encumbrances on any of the Fee Properties or Leased Properties covered by a Mortgage, do not in the aggregate materially detract from the value of such Fee Properties or Leased Properties subject thereto or, in the case of such encumbrances on any property, materially interfere with the ordinary conduct of the business of the Company or such Subsidiary, (ii) which are set forth in the title insurance policies delivered to the Administrative Agent pursuant to the Existing Credit Agreement or (iii) which are set forth in the "marked up" commitments for title insurance delivered to the Administrative Agent on the Closing Date;

               (g) Liens in existence on the Closing Date listed on Schedule 8.3, securing Indebtedness permitted by subsection 8.2(c) (including extensions, renewals and replacements of such Indebtedness as permitted under subsection 8.2(c)), provided that no such Lien is spread to cover any additional property (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien) after the Closing Date and that the amount of

       Indebtedness secured thereby is not increased except pursuant to the instrument creating such Lien (without any modification thereof);

               (h) purchase money Liens and Liens in respect of Capital Lease Obligations upon or in any property acquired or held by the Company or any of its Subsidiaries to secure Indebtedness permitted under subsection 8.2(e) incurred solely for the purpose of financing the acquisition of such property, and Liens existing on such property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition);

               (i) Liens on the property of the Company or any of its Subsidiaries in favor of landlords securing licenses, subleases or leases permitted hereunder;

               (j) Liens securing copper hedging arrangements in the nature of margin deposits for any such copper hedging arrangements otherwise permitted under subsection 8.17 not to exceed $2,500,000 in aggregate amount at any time;

               (k) licenses, leases or subleases permitted hereunder granted to others not interfering in any material respect in the business of the Company or any of its Subsidiaries;

               (l) attachment or judgment Liens (other than judgment Liens paid or fully covered by insurance which are not outstanding for more than sixty days unless such judgment has been voided, discharged, stayed or bonded pending appeal) in an aggregate amount outstanding at any one time not in excess of $5,000,000;

               (m) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by the Company or any of its Subsidiaries in the ordinary course of business;

               (n) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

               (o) Liens arising from the sale of accounts receivable of any Foreign Subsidiaries in connection with a trade receivables financing transaction otherwise permitted under subsection 8.6(i);

               (p) Liens on property of any Foreign Subsidiary of the Company securing Indebtedness of such Foreign Subsidiary permitted under subsection 8.2(b) or 8.2(p); and

               (q) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Company and all of its Subsidiaries) $10,000,000 in aggregate amount at any time outstanding.

               8.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

               (a) Guarantee Obligations pursuant to the Loan Documents;

               (b) guarantees of Indebtedness in existence on the Closing Date and set forth on Schedule 8.4 and extensions, renewals and replacements thereof, provided, however, that no such extension, renewal or replacement shall (i) amend or modify the subordination provisions, if any, contained in the original guarantee in a manner adverse to the Administrative Agent and the Lenders or (ii) increase the principal amount of such Indebtedness guaranteed by the original guarantee except to the extent that the increase in the Indebtedness covered by such guarantee was permitted under subsection 8.2;

               (c) the L/C Obligations;

               (d) indemnities in favor of the companies issuing title insurance policies insuring the title to any property to induce such issuance;

               (e) surety bonds issued in respect of the type of obligations described in subsection 8.3(e);

               (f) indemnities made in the Loan Documents and in the monitoring and oversight agreement described in subsection 8.7(a)(iv) and in the constituent documents of the Company and its Subsidiaries;

               (g) indemnities and guarantees (other than guarantees of Indebtedness) made in the ordinary course of business, provided that such indemnities and guarantees could not individually or in the aggregate have a Material Adverse Effect;

               (h) (i) the subordinated guarantees of the Domestic Subsidiaries of the Company set forth in the Senior Subordinated Notes and the Senior Subordinated Note Documents and (ii) guarantees of the Exchange Notes by any of the Domestic Subsidiaries;

               (i) guarantees by the Company or any Domestic Subsidiary (i) of obligations of Domestic Subsidiaries of the Company or the Company and
       (ii) of obligations of Foreign Subsidiaries of the Company in an aggregate principal amount not to exceed the Basket Amount, less the sum of (A) the amount of any Indebtedness outstanding pursuant to subsection 8.2(n)(iii), (B) the amount of any investments made in a Foreign Subsidiary pursuant to 8.9(c)(iii) and (C) the amount of any Permitted Acquisitions made pursuant to subsection 8.9(k); and

               (j) guarantees by any Foreign Subsidiary of any obligations of any other Foreign Subsidiary.

               8.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except (i) a merger, consolidation, amalgamation, liquidation, winding up, dissolution, conveyance, sale, lease, assignment, transfer or disposition of a Subsidiary of the Company or all or substantially all of the property, business or assets of a Subsidiary of the Company, the purpose of which is to dispose of assets in a transaction otherwise permitted under subsection 8.6, (ii) any merger, consolidation or amalgamation, the purpose of which is to effect an Investment otherwise expressly permitted by subsection 8.9, (iii) any Subsidiary of Holdings (other than the Company) may be merged or consolidated with or into the Company or any one or more Subsidiaries of the Company, (iv) any Subsidiary of Holdings (other than the Company) may liquidate or dissolve if, in connection therewith, all of its assets are transferred to the Company or a Subsidiary thereof; and (v) any Subsidiary of Holdings (other than the Company) may convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets to the Company or any other Subsidiary; provided that (A) in the case of clause (ii) above, if Holdings or any of its Subsidiaries party thereto is a Credit Party, the survivor of such transaction shall become a Credit Party, (B) in the case of each of clauses (iii), (iv) and (v) above, if any such merger, consolidation, liquidation, dissolution, conveyance, sale, lease, assignment, transfer or disposition shall be between (x) a Subsidiary that is not a Wholly Owned Subsidiary and a Wholly Owned Subsidiary, the continuing or surviving Person shall be owned in a percentage such that the value of the continuing or surviving Person shall not be less than the aggregate value of such Subsidiaries immediately prior to such transaction and (y) a Credit Party and a Non-Credit Party, the continuing or surviving Person, or the transferee, as the case may be, shall be (i) a Credit Party or (ii) such transaction shall fit within the limitations for Indebtedness to or Investments in Non-Credit Parties set forth in subsections 8.2 and 8.9, (C) in the case of clauses (iii), (iv) and (v) above, if such Subsidiary is a Borrower, such surviving Person expressly assumes all of the obligations of such Borrower hereunder pursuant to assumption documents reasonably satisfactory to the Administrative Agent and (D) in the case of clause (iv) above, if such Subsidiary is a Non-Credit Party, such assets need not be so transferred if such liquidation, wind up or dissolution is reasonably determined by the Administrative Agent not to adversely affect the interests of the Lenders.

               8.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

               (a) (i) obsolete or worn out property disposed of in the ordinary course of business or (ii) property identified on Schedule 8.6(a) that is no longer useful in the conduct of the Company's business;

               (b) the sale, transfer or exchange of inventory in the ordinary course of business;

               (c) transfers resulting from any casualty or condemnation of property or assets;

               (d) any sale or other transfer of any property or assets constituting fixed assets for at least 80% in cash, provided that the aggregate Net Cash Proceeds of the sales and transfers made pursuant to this paragraph (d) in the aggregate do not exceed $10,000,000 in any fiscal year (except that any Net Cash Proceeds in excess of $3,000,000 in any fiscal year shall be applied to reduce the Revolving Credit Commitments and prepay the Loans as required by subsection 2.7);

               (e) intercompany sales or transfers of assets made in the ordinary course of business; and

               (f) licenses or sublicenses of intellectual property and general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the Business.

               (g) any consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business;

               (h) the sale or discount of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

               (i) the sale of accounts receivable of any Foreign Subsidiary of the Company in connection with a trade receivable financing transaction; and

               (j) Asset Sales permitted by subsection 8.5.

               8.7 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Company) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Stock of the Company or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property, obligations of the Company or any Subsidiary or otherwise (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that:

               (a) the Company may make Restricted Payments to Holdings, so long as (except with respect to clause (iii) below) no Event of Default (or, in the case of clause (iv) below an Event of Default which relates to a payment default under subsection 9(a)) has occurred and is continuing or would occur and be continuing after giving effect to any such Restricted
       Payment:

                      (i) the proceeds of which shall be applied by Holdings
               directly to pay out of pocket expenses for administrative, legal and accounting services provided by third parties which are reasonable and customary and incurred in the ordinary course of business, to pay franchise fees and similar costs or to pay filing fees in connection with the registration under the Securities Act of 1933, as amended, of securities issued in exchange for the Senior Subordinated Notes; provided, however that any such administrative expenses shall not exceed an aggregate amount of $750,000 per fiscal year;

                      (ii) the proceeds of which shall be used to repurchase the
               Capital Stock or other securities of Holdings from outside directors, employees or members of the management of Holdings, the Company or any Subsidiary, at a price not in excess of fair market value, in an aggregate amount not in excess of $3,000,000, net of the proceeds received by the Company as a result of any resales of any such Capital Stock or other securities;

                      (iii) the proceeds of which shall be used to pay taxes
               which are due and payable of Holdings and the Company as part of a consolidated group; and

                      (iv) the proceeds of which shall be used to pay management fees to HMTFI in accordance with the terms of its monitoring and oversight agreement described in Schedule 8.11;

               (b) any Subsidiary of the Company may make Restricted Payments to the Company or to any of its Subsidiaries (and, on a pro rata basis, to any other stockholder of such Subsidiary); provided that a Domestic Subsidiary may not make a Restricted Payment to a Foreign Subsidiary;

               (c) Restricted Payments to Holdings the proceeds of which are used by Holdings to declare dividends on the Preferred Stock as set forth in the terms of the Preferred Stock, provided that Holdings may only pay such dividends in cash so long as no Default or Event of Default has occurred and is continuing or would occur as a result of such payment;

               (d) Holdings may redeem Preferred Stock with the net cash proceeds of the issuances of common Capital Stock of Holdings; and

               (e) any Permitted Issuance may be made.

               8.8 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure, except for expenditures in the ordinary course of business not exceeding, in the aggregate for the Company and its Subsidiaries during any of the fiscal years of the Company set forth below (or, with respect to the first such fiscal year only, the period from the Closing Date to the end of such fiscal year) the amount set forth opposite such fiscal year below:

Fiscal Year             Amount
-----------             ------
   2001              $   750,000
   2002               18,000,000
   2003               19,000,000
   2004               20,000,000

; provided, that (a) up to 100% of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (b) Capital Expenditures made pursuant to this Section during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to clause
(a) above.

               8.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person ("Investments"), except:

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                                                                              80

               (a) extensions of trade credit in the ordinary course of business;

               (b) Investments in Cash Equivalents;

               (c) (i) any Subsidiary may make investments in the Company (by way of capital contribution or otherwise), (ii) the Company and any Subsidiary may make Investments in, or create, any wholly-owned Domestic Subsidiary (by way of capital contribution or otherwise), provided that, in any such case, the requirements of subsection 7.9 are satisfied, (iii) the Company and any Subsidiary may make Investments in, or create, any wholly-owned Foreign Subsidiary (by way of capital contribution or otherwise), provided that (x) the requirements of subsection 7.9 are satisfied and (y) the aggregate amount of all Investments in such Foreign Subsidiaries made pursuant to this clause (iii) shall not exceed (I) the Basket Amount, minus (II) the amount of any Indebtedness of any Foreign Subsidiary at any such time outstanding pursuant to subsection 8.2(n)(iii) or 8.4(i)(ii) and minus (III) the amount of any Permitted Acquisitions made pursuant to subsection 8.9(k) and (iv) any Foreign Subsidiary may make Investments in any other Foreign Subsidiary;

               (d) loans and advances by the Company or its Subsidiaries to their respective directors, officers and employees in an aggregate principal amount not exceeding $500,000 at any one time outstanding;

               (e) loans, advances or Investments in existence on the Closing Date and listed on Schedule 8.9, and extensions, renewals, modifications or restatements or replacements thereof, provided that no such extension, renewal, modification or restatement shall increase the amount of or extend the maturity of, the original loan, advance or investment;

               (f) (i) Investments (not including copper hedging transactions) permitted by subsection 8.8 and (ii) Investments in Hedging Agreements to the extent permitted by subsection 8.2(g);

               (g) promissory notes and other similar non-cash consideration received by the Company and its Subsidiaries in connection with the dispositions permitted by subsection 8.6;

               (h) Investments in the nature of margin deposits for any copper hedging arrangements otherwise permitted under subsection 8.17 in an aggregate amount not exceeding $2,500,000;

               (i) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

               (j) Investments in respect of the operations of the Company or its Subsidiaries in Durango, Mexico made pursuant to this clause (j) in an aggregate amount not to exceed $7,000,000;

               (k) Permitted Acquisitions in an aggregate amount not to exceed
       (I) the Basket Amount, minus (II) the amount of any Indebtedness of any Foreign Subsidiary at any time outstanding pursuant to subsections 8.2(n)(iii) or 8.4(i)(ii) and minus (III) the amount of any Investment made pursuant to subsection 8.9(c)(iii);

               (l) (i) Investments by Holdings and its Subsidiaries in any of the Credit Parties, including any new Subsidiary which becomes a Credit Party, (ii) Investments by Non- Credit Parties in the Company or its Subsidiaries and (iii) Investments in the Company or a Domestic Subsidiary with the proceeds described in clauses (w) and (x) of the definition of "Capital Expenditures" in accordance with the requirements set forth in such clauses;

               (m) Investments (i) with net cash proceeds of the sale or other disposition of all or part of the property identified in Schedule 8.6(a) in an aggregate amount not to exceed $17,230,000 or (ii) pursuant to the transfer of all or part of such property to the Company or one or more of its Subsidiaries; and

               (n) Permitted Acquisitions where either (i) such acquisition is to be consummated by Holdings or one of its Subsidiaries by exchanging consideration that consists solely of the Capital Stock of Holdings or
       (ii) (A) on a pro forma basis after giving effect to such acquisition as if such acquisition shall have occurred on first day of the most recently ended four consecutive fiscal quarters of the Company, the Consolidated EBITDA of the Company and its Subsidiaries for such period is greater than or equal to $60,000,000 and (B) the sum of (I) the cash of the Company and its Subsidiaries at the time the acquisition would be consummated plus (II) the greater at such time of (y) the aggregate Available Revolving Credit Commitments and (z) the amount of the Borrowing Base available to support additional extensions of credit is greater than or equal to $12,500,000.

       Notwithstanding anything to the contrary in this subsection 8.9, no hostile acquisition of any publicly traded Capital Stock of any Person contemplated to become a Subsidiary of (or merged into) Holdings or any of its Subsidiaries may be made by Holdings or any of its Subsidiaries.

               8.10 Optional Payments and Modifications of Certain Debt Instruments. (a) Make any optional payment or prepayment on or redemption of the Senior Subordinated Notes (except with the proceeds of the issuance of common Capital Stock of Holdings by Holdings) or the Preferred Stock (except as permitted by subsections 8.7(a)(ii) and 8.7(d)) including, without limitation, any payments on account of, or for a sinking or other analogous fund for, the redemption, repurchase, defeasance or other acquisition thereof, except mandatory payments of principal, interest, fees and expenses required by the terms of the agreement governing or instrument evidencing such Senior Subordinated Notes or Preferred Stock but only to the extent permitted under the subordination provisions applicable thereto.

               (b) Amend, supplement or otherwise modify any of the provisions of the Senior Subordinated Notes or the Preferred Stock:

               (i) which amends or modifies the subordination provisions contained therein;

               (ii) which shortens the fixed maturity or scheduled redemption date or increases the principal amount of or scheduled redemption payment, or increases the rate or shortens the time of payment of interest or dividends on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of such Indebtedness, or increases the amount of, or accelerates the time of payment of, any fees payable in connection therewith;

               (iii) which relates to the affirmative or negative covenants, events of default or remedies under the documents or instruments evidencing such Indebtedness and the effect of which is to subject the Company or any of its Subsidiaries, to any more onerous or more restrictive provisions; or

               (iv) which otherwise adversely affects the interests of the Lenders as senior creditors with respect to the Senior Subordinated Notes or the interests of the Lenders under this Agreement or any other Loan Document in any respect.

               (c) designate any Indebtedness (other than obligations of the Credit Parties pursuant to the Loan Documents) as "Designated Senior Indebtedness" (or any other defined term having a similar purpose) for the purposes of the Senior Subordinated Note Indenture.

               (d) make any payment in cash on any subordinated debt security that may be made under the terms thereof by the issuance of any security of the same nature.

               8.11 Limitation on Transactions with Affiliates. (a) Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than a wholly owned Subsidiary) unless such transaction is (i) otherwise permitted under this Agreement, or (ii) (x) in the ordinary course of the Company's or such Subsidiary's business and (y) upon fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

               (b) In addition, notwithstanding the foregoing, the Company and its Subsidiaries shall be entitled to make the following payments and/or to enter into the following transactions:

               (i) the payment of reasonable and customary fees and reimbursement of expenses payable to directors of the Company;

               (ii) the payment to HMTFI of fees and expenses pursuant to a monitoring and oversight agreement approved by the board of directors of the Company and as set forth on Schedule 8.11;

               (iii) the employment arrangements with respect to the procurement of services of directors, officers and employees in the ordinary course of business and the payment of reasonable fees in connection therewith; and

               (iv) the Supply Agreement.

               8.12 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary; provided that (a) this subsection 8.12 shall not prohibit any sale and leaseback resulting from the incurrence of any lease in respect of any capital asset entered into within 120 days of the acquisition of such capital asset for the purpose of providing financing of such capital asset and (b) Foreign Subsidiaries may enter into such arrangements in respect of property in the aggregate of up to $5,000,000.

               8.13 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Company to end on a day other than December 31 of each year.

               8.14 Restrictions Affecting Subsidiaries. Enter into with any Person, or suffer to exist any agreement which prohibits or limits the ability of the Company or any of its Subsidiaries to (a) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than (i) this Agreement and the other Loan Documents and (ii) any industrial revenue bonds, purchase money mortgages or Capital Lease Obligations or any other agreement or transaction permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby) (iii) restrictions in leases, licenses and asset sale agreements otherwise permitted hereby so long as such restrictions apply only to the assets subject thereto or (b) pay dividends or make other distributions or pay any Indebtedness owed to the Company or any of its Subsidiaries except as permitted by this Agreement.

               8.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Company and its Subsidiaries are engaged on the date of this Agreement or which are reasonably related thereto.

               8.16 Amendments to Corporate Documents. Amend its certificate of incorporation or by-laws unless such amendment does not adversely affect the interests of any Lender in any material respect.

               8.17 Limitations on Commodity Hedging Transactions. Enter into, purchase or otherwise acquire agreements or arrangements relating to copper or other futures or copper or other commodities hedging except, to the extent and only to the extent that, such agreements or arrangements are entered into, purchased or otherwise acquired in the ordinary course of business of the Company or any of its Subsidiaries with reputable financial institutions and not for purposes of speculation.

               8.18 Passive Status of Holdings. Permit Holdings to (i) engage in any activities or incur any Indebtedness or Guarantee Obligations other than (A) owning the Capital Stock of the Company or issuing Capital Stock permitted hereunder, (B) its activities incident to or contemplated by the performance of the Loan Documents, (C) Indebtedness specified in subsection 8.2(d) or 8.2(i) (with respect to 8.3(b)), (D) Guarantee Obligations specified in subsection 8.2(f), (E) indemnities in favor of officers, directors and employees of Holdings in the ordinary course of business and in the connection with the ownership of the Company's Capital Stock or (F) Guarantee Obligations by Holdings in respect of real property leases and/or personal property operating leases of the Company and/its Subsidiaries in the ordinary course of business but in any event not in excess of an aggregate amount of $10,000,000 at any one time outstanding, (ii) create, incur, assume or suffer to exist any Lien upon any of its assets (other than (A) pursuant to the Security Documents, (B) Liens in the nature of the Liens specified in subsection 8.3(b) and (C) nonconsensual Liens imposed by operation of law) or (iii) make any Restricted Payment except as permitted by subsections 8.7(a)(ii), 8.7(d) and 8.7(e).

                           SECTION 9 EVENTS OF DEFAULT

       If any of the following events shall occur and be continuing:

               (a) Any of the Borrowers shall fail to pay any principal of any Loan and/or Note or any L/C Obligation when due in accordance with the terms thereof or hereof; or any of the Borrowers shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

               (b) Any representation or warranty made or deemed made by the Company, Holdings or any of their Subsidiaries herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

               (c) The Company, Holdings or any of their Subsidiaries shall default in the performance or observance of any agreement contained in
       Section 8; or

               (d) The Company, Holdings or any of their Subsidiaries shall default in the observance or performance of any other agreement contained in this Agreement or in any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of (i) 5 days in the case of subsection
       7.13 and (ii) 30 days otherwise; or

               (e) The Company or any of its Subsidiaries shall (i) default (x) in any payment of principal of or interest on any Indebtedness (other than the Loans) or (y) in the payment of any Guarantee Obligation (other than the Guarantee and Collateral Agreement), having an outstanding principal amount individually or in the aggregate for both of clauses (x) and (y) in excess of $5,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the payment of any margin or settlement payment, or in making or taking delivery, under a commodities hedging agreement or arrangement with respect to an amount in the aggregate of $5,000,000 or more; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such

       Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

               (f) (i) Holdings or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any of Holdings or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or
       (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Holdings or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts (other than intercompany debts) as they become due; or

               (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,
       (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to result in a Material Adverse Effect; or

               (h) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

               (i) The Company or any of its Subsidiaries shall incur any liability (not paid or fully covered by insurance) under any Environmental Law in an amount which would result in a Material Adverse Effect; or

               (j) Any Loan Document shall, at any time, cease to be in full force and effect (unless released by the Administrative Agent at the direction of the Required Lenders or as otherwise permitted under this Agreement or the other Loan Documents) or shall be declared null and void (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Administrative Agent and the Lenders thereunder, the Credit Party shall have failed to cure such invalidity within 30 days after notice from the Administrative Agent or such shorter time period as is specified by the Administrative Agent in such notice and is reasonable in the circumstances), or the validity or enforceability thereof shall be contested by any Credit Party, or any of the Liens intended to be created by any Security Document shall cease to be or shall not be a valid and perfected Lien having the priority contemplated thereby (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Administrative Agent and the Lenders, or the Company, as the case may be, as secured parties thereunder, the Credit Party shall have failed to cure such invalidity within 30 days after notice from the Administrative Agent or such shorter time period as specified by the Administrative Agent in such notice and is reasonable in the circumstances); or

               (k) A Change of Control shall occur; or

               (l) The Senior Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations in respect of the Loan Documents or the obligations of the Guarantor under the Guarantee and Collateral Agreement, as the case may be, as provided in the Senior Subordinated Note Indenture, or any Credit Party, any Affiliate of any Credit Party, the trustee in respect of the Senior Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to any of the Borrowers, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon), and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to



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the Company declare the Commitments to be terminated forthwith, whereupon the
Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company, declare the Loans hereunder (with accrued interest thereon) and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. All payments under this Section 9 on account of undrawn Letters of Credit shall be made by the Borrowers directly to a cash collateral account established for such purpose for application to the Borrowers' obligations with respect thereto as drafts are presented under the Letters of Credit. Any remaining amounts paid by the Borrowers in respect of such undrawn Letters of Credit shall be returned to the applicable Borrower after the last expiry date of the Letters of Credit and after the Obligations have been paid in full. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                       SECTION 10 THE ADMINISTRATIVE AGENT

               10.1 Appointment. Each Lender hereby irrevocably designates and appoints JPMorgan Chase Bank as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes JPMorgan Chase Bank, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

               10.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

               10.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, controlling persons, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this



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Agreement or any other Loan Document or for any failure of the Company to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company.

               10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and any Notes and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

               10.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

               10.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

               10.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacities as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct or, in the case of indemnified liabilities arising under this Agreement, any Notes and the other Loan Documents, from material breach by the Administrative Agent of this Agreement or the other Loan Documents, as the case may be. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

               10.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to their Loans made or renewed by them and any Note issued to them, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

               10.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Company (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and



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                                                                              90

duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

               10.10 Additional Ministerial Powers of Administrative Agent. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any asset of the Company or any of its Subsidiaries (including, without limitation, any Properties, accounts receivable or inventory) that is the subject of a disposition, sale or assignment which is permitted under this Agreement or, subject to subsection 11.1, which has been consented to by the Required Lenders.

                            SECTION 11 MISCELLANEOUS

               11.1 Amendments and Waivers. (a) Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be waived, amended, supplemented or otherwise modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (i) enter into with the Company written amendments, supplements or modifications hereto and the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Company or Holdings or any other Person hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, that no such waiver and no such amendment, supplement or modification shall (a) reduce the aggregate amount or extend the scheduled date of maturity of any Loan, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, (b) amend, modify or waive any provision of this subsection 11.1 or reduce the percentage specified in the definition of Required Lenders or consent to the assignment or transfer by any of the Borrowers of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release Guarantor from its obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all the Lenders, (c) alter the eligibility standards used in determining the Borrowing Base in a manner which would increase the Borrowing Base, waive the prepayment required by the first sentence of subsection 2.7(d) or increase the amount of Indebtedness in respect of Hedging Agreements permitted pursuant to subsection 8.2(g) to the extent such Indebtedness is secured pursuant to the Loan Documents, in each case without the consent of the Supermajority Lenders, (d) increase any of the advance ratios in calculation of the Borrowing Base without the written consent of all the Lenders, (e) amend, modify or waive any provision of Section 10 without the written consent of the Administrative Agent, (f) amend, modify or waive any provision of subsection
2.10 without the



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                                                                              91

written consent of the then Swing Line Lender, or (g) amend, modify or waive the provisions of Section 3, any Letter of Credit or any L/C Obligation without the written consent of the applicable Issuing Lender and each affected L/C Participant. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Company, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

               11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or two days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Company, Holdings and the Administrative Agent, the Issuing Lender and the Swing Line Lender, and as set forth in Schedule 1.1B in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans or any Notes:

       The Company:        International Wire Group, Inc.
                           c/o Hanley Partners, Inc.
                           101 South Hanley
                           Suite 400
                           St. Louis, Missouri  63105
                           Attention: David M. Sindelar
                           Telecopy: (314) 746-2299

       with copies to:     Hicks, Muse, Tate & Furst Incorporated
                           200 Crescent Court
                           Suite 1600
                           Dallas, Texas 75201
                           Attention: Thomas O. Hicks
                                      John R. Muse
                                      Jack D. Furst
                                      Charles W. Tate

       Holdings:           International Wire Holding Company
                           c/o Hanley Partners, Inc.
                           101 South Hanley
                           Suite 400
                           St. Louis, Missouri  63105
                           Attention: David M. Sindelar
                           Telecopy: (314) 746-2299



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                                                                              92

       with copies to:     Hicks, Muse, Tate & Furst Incorporated
                           200 Crescent Court
                           Suite 1600
                           Dallas, Texas 75201
                           Attention: Thomas O. Hicks
                                      John R. Muse
                                      Jack D. Furst
                                      Charles W. Tate
                            Telecopy: (214) 740-7313

       The Administrative   JPMorgan Chase Bank
       Agent, the           c/o J.P. Morgan Securities Inc.
       Issuing Lender       270 Park Avenue
       or the Swing         New York, New York 10017
       Line Lender:         _______________________________
                            Attention: Peter Predun
                            Telecopy: 212-270-4724

       with copies to:      JPMorgan Chase Bank
                            Loan and Agency Services Group
                            One Chase Manhattan Plaza
                            8th Floor
                            New York, New York  10081
                            Attention: Maggie Swales
                            Telecopy: (212) 552-5662

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 2.4, 2.6, 2.17, 2.18 or 4.4 shall not be effective until received.

               11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

               11.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

               11.5 Payment of Expenses and Taxes. The Borrowers jointly and severally agree (a) to pay or reimburse the Administrative Agent and their affiliates for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the



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                                                                              93

consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, and for all reasonable out-of-pocket expenses incurred in connection with this Agreement (including due diligence expenses, borrowing base collateral review and monitoring fees and expenses, syndication expenses, consultant's fees and expenses and travel expenses) (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and, at any time after and during the continuance of an Event of Default, of one counsel to each Lender, and (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent their respective officers, directors, employees, agents and controlling persons harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents or the use of the proceeds of the Loans and any such other documents (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrowers shall have no obligation hereunder to the Administrative Agent or any Lender or their respective officers, directors, employees, agents and controlling persons with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent or such Lender, as the case may be, or, in the case of indemnified liabilities arising under this Agreement and the other Loan Documents, from material breach by the Administrative Agent or such Lender, as the case may be, or its respective officers, directors, employees, agents and controlling persons of this Agreement or the other Loan Documents, as the case may be. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

               11.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrowers may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

               (b) Any Lender other than any Conduit Lender may, in the ordinary course of its commercial lending or investing business and in accordance with applicable law, at any time sell to one or more banks, insurance companies or other financial institutions or other entities ("Participants") participating interests in any Loan owing to such Lender held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this

Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall permit any Participant to have the right to consent to any amendment or waiver in respect of this Agreement or any of the other Loan Documents, except that such Lender may grant such Participant the right to consent to any amendment or waiver in respect of this Agreement or the other Loan Documents that would, directly or indirectly, (i) reduce the aggregate amount or extend the final maturity of any Loan, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or (ii) consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement or any of the other Loan Documents. The Company agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 11.7(a) as fully as if it were a Lender hereunder. The Company also agrees that each Participant shall be entitled to the benefits of subsections 4.6, 4.7 and 4.8 with respect to its participation in the Commitments and the Loans and Letters of Credit outstanding from time to time as if it was a Lender; provided that in the case of subsection
4.7 or 4.8, such Participant shall have complied with the requirements of such subsection as though it were a Lender and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

               (c) Any Lender other than a Conduit Lender may, in the ordinary course of its commercial lending business or investing business and in accordance with applicable law, at any time and from time to time assign to any Lender (including a Conduit Lender) or any affiliate thereof or, with the consent of the Administrative Agent and the Company (such consents not to be unreasonably withheld), to an additional bank or financial or lending institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement and any Notes pursuant to an Assignment and Acceptance, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender (including a Conduit Lender) or an affiliate thereof, by the Administrative Agent and the Company) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that (x) (i) each such transfer (if such transfer relates to less than all of such Lenders' rights and obligations under this Agreement and any Notes) shall be in respect of a portion of its rights and obligations under this Agreement not less than $5,000,000 if such assignment is to a bank or financial or lending institution or other entity that is not then a Lender (including a Conduit Lender) or an affiliate thereof and (ii) the rights and obligations of the assigning Lender under this Agreement after giving effect to such assignment shall not be less than $5,000,000, in the case of clauses (i) and (ii) unless consented to by the Company and the Administrative Agent and (y) the Swing Line

Lender may not transfer any portion of the Swing Line Commitment without the consent of the Company (such consent not to be unreasonably withheld). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto; provided that such assigning Lender shall continue to have the benefit of subsections 4.6, 4.7, 4.8 and 11.5(a), (b) and (c) (to the extent of rights accruing prior to the date of such assignment only) and 11.5(d). Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Company or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement, such assignment to be made pursuant to an Assignment and Acceptance, executed by such Conduit Lender and its designating Lender and delivered to the Administrative Agent for its acceptance and recording in the Register.

               (d) The Administrative Agent, acting for this purpose as agent for the Company, shall maintain at its address referred to in subsection 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. No assignment or transfer of a Note and the obligation(s) evidenced thereby shall be effective unless it has been recorded in the Register as provided in this subsection 11.6(d). The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Administrative Agent) together with payment, by the Assignee, to the Administrative Agent of a registration and processing fee of $4,000 if the Assignee is not a Lender or affiliate of a Lender prior to the execution of the Assignment and Acceptance and $1,000 otherwise, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Company. On or prior to such effective date, the Company, at its own expense, shall execute and deliver to the Administrative Agent (in exchange for any Revolving Credit Note or Swing Line Note of the assigning Lender) a new Revolving Credit Note or Swing Line Note, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment or Swing Line Commitment, as the case may be, assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Revolving Credit Commitment or Swing Line Commitment hereunder, a new Revolving Credit Note or Swing Line Note, as the case may be, to the order of the assigning Lender in an amount equal to the

Revolving Credit Commitment or Swing Line Commitment, as the case may be, retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby.

               (f) The Company authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the Company and its Affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Company in connection with such Lender's credit evaluation of the Company and its Affiliates prior to becoming a party to this Agreement, under the condition such Transferee or prospective Transferee agrees to comply with the provisions of subsection 11.15.

               (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

               (h) The Company, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (g) above.

               (i) Each of Holdings, the Company, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

               11.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such benefitted Lender shall purchase for cash from the other Lenders an interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

               (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon any amount becoming due and payable by the Company hereunder or under any Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Company. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

               11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

               11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               11.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Credit Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

               11.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

               11.12 Submission To Jurisdiction; Waivers. Each of Holdings and the Borrowers hereby irrevocably and unconditionally:

               (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

               (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Credit Parties at their respective addresses set forth in subsection 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

               (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

               11.13 Acknowledgements. Each of Holdings and the Borrowers hereby acknowledges that:

               (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

               (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Credit Parties arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Credit Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

               (c) no joint venture exists among the Lenders or among the Credit Parties and the Lenders.

               11.14 WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

               11.15 Confidentiality. Each Lender agrees to keep information obtained by it pursuant hereto and the other Loan Documents identified as confidential in writing at the time of delivery confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's employees, representatives, directors, attorneys, auditors, agents, professional advisors or affiliates who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source or such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law (including applicable securities laws), regulation, subpoena or



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                                                                              99

judicial order or process (provided that notice of such requirement or order shall be promptly furnished to the Company unless such notice is legally prohibited) or requested or required by bank, securities or investment company regulations or auditors or any administrative body or commission to whose jurisdiction such Lender may be subject, (d) to Transferees, or to prospective Transferees or direct or indirect contractual counterparties in swap agreements, who agree to be bound by the provisions of this subsection 11.15, (e) to the extent required in connection with any litigation between any Credit Party and any Lender with respect to the Loans or this Agreement and the other Loan Documents or (f) with the Company's prior written consent. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

               11.16 Indiana Property Transfer Laws. The Administrative Agent and the Company acknowledge that in order to secure the obligations hereunder, the Lenders may take a mortgage or a deed of trust on one or more pieces of real property owned or operated by the Company or its Subsidiaries and that such action may be a "transfer" of real property within the meaning of the Indiana Responsible Transfer Property Law, triggering an obligation on the part of the Company to deliver to the Administrative Agent 30 days prior to the transfer a disclosure document revealing potential environmental defects. The Administrative Agent is aware of the purpose and intent of the disclosure document and hereby knowingly waives on behalf of itself and all other Lenders this 30 day deadline.

               11.17 Effect of Amendment and Restatement of the Existing Credit Agreement. On the Closing Date, the Company's existing credit agreement shall be amended, restated and superseded in its entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents executed and delivered in connection herewith do not constitute a novation, payment and reborrowing, or termination of the "Obligations" (as defined in the existing credit agreement) under the existing credit agreement as in effect prior to the Closing Date; (b) such "Obligations" are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement; and (c) the Liens and security interests as granted under the Security Documents securing payment of such "Obligations" are in all respects continuing and in full force and effect and secure the payment of the Obligations (as defined in this Agreement).

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                  INTERNATIONAL WIRE GROUP, INC.,
                                   as a Borrower


                                  By:
                                      ------------------------------------------
                                      Name:  David J. Webster
                                      Title: Senior Vice President and Secretary

                                  INTERNATIONAL WIRE HOLDING COMPANY


                                  By:
                                      ------------------------------------------
                                      Name:  David J. Webster
                                      Title: Senior Vice President and Secretary

                                  CAMDEN WIRE CO., INC.,
                                   as a Borrower


                                  By:
                                      ------------------------------------------
                                      Name:  David J. Webster
                                      Title: Senior Vice President and Secretary

                                  IWG RESOURCES, LLC,
                                   as a Borrower


                                  By:
                                      ------------------------------------------
                                      Name:  David J. Webster
                                      Title: President and Secretary

                                  INTERNATIONAL WIRE ROME OPERATIONS, INC.,
                                   as a Borrower


                                  By:
                                      ------------------------------------------
                                      Name:  David J. Webster
                                      Title: Senior Vice President and Secretary

                                  OWI CORPORATION,
                                     as a Borrower


                                  By:
                                      ------------------------------------------
                                      Name:  David J. Webster
                                      Title: Senior Vice President and Secretary


                                  OMEGA WIRE, INC.,
                                     as a Borrower


                                  By:
                                      ------------------------------------------
                                      Name:  David J. Webster
                                      Title: Senior Vice President and Secretary


                                  WIRE TECHNOLOGIES, INC.,
                                     as a Borrower


                                  By:
                                      ------------------------------------------
                                      Name:  David J. Webster
                                      Title: Senior Vice President and Secretary


                                  JPMORGAN CHASE BANK,  as
                                    Administrative Agent and as a Lender,
                                    as Swing Line Lender and as Issuing Lender


                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                  THE CIT GROUP/BUSINESS CREDIT, INC.,
                                    As a Lender


                                  By:
                                      ------------------------------------------
                                  Name:
                                  Title:

                                  CONGRESS FINANCIAL CORPORATION,
                                    As a Lender


                                  By:
                                      ------------------------------------------
                                  Name:
                                  Title:

                                  IBJ WHITEHALL BUSINESS CREDIT
                                  CORPORATION,
                                    As a Lender


                                  By:
                                      ------------------------------------------
                                  Name:
                                  Title:

                                  LASALLE BUSINESS CREDIT, INC.,
                                    As a Lender


                                  By:
                                      ------------------------------------------
                                  Name:
                                  Title:

                                  ORIX FINANCIAL SERVICES, INC.,
                                    As a Lender


                                  By:
                                      ------------------------------------------
                                  Name:
                                  Title:

                                  TRANSAMERICA BUSINESS CAPITAL
                                  CORPORATION,
                                    As a Lender


                                  By:
                                      ------------------------------------------
                                  Name:
                                  Title:

                                SCHEDULE 1.1B TO
                                CREDIT AGREEMENT

ADDRESSES FOR NOTICES; COMMITMENTS